                                                                       Exhibit 4

                                                                  EXECUTION COPY

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                                 TRUST INDENTURE

                            dated as of March 8, 2004

                                     between

                               ILFC RHINO II LLC,

                                 as the Issuer,

                                       and

                      DEUTSCHE BANK TRUST COMPANY AMERICAS,

                            as the Indenture Trustee

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                                TABLE OF CONTENTS

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                                    ARTICLE I

                        DEFINITIONS AND OTHER PROVISIONS
                             OF GENERAL APPLICATION

Section 1.01.       Definitions..................................................................      1
Section 1.02.       Rules of Construction........................................................     11
Section 1.03.       Compliance Certificates and Opinions.........................................     12
Section 1.04.       Form of Documents Delivered to Indenture Trustee.............................     13
Section 1.05.       Acts of Holders..............................................................     13
Section 1.06.       Notices, Etc., to Other Parties..............................................     14
Section 1.07.       Notice to Holders; Waiver....................................................     15
Section 1.08.       Conflict with Trust Indenture Act............................................     15
Section 1.09.       Effect of Headings and Table of Contents.....................................     15
Section 1.10.       Successors and Assigns.......................................................     16
Section 1.11.       Separability Clause..........................................................     16
Section 1.12.       Benefits of Indenture........................................................     16
Section 1.13.       Governing Law................................................................     16
Section 1.14.       Legal Holidays...............................................................     16
Section 1.15.       Counterparts.................................................................     16

                                   ARTICLE II

                                 FORMS OF NOTES

Section 2.01.       Forms Generally..............................................................     16
Section 2.02.       Restrictive Legends..........................................................     16
Section 2.03.       Special Transfer Provisions..................................................     19
Section 2.04.       Form of Indenture Trustee's Certificate of Authentication....................     23
Section 2.05.       Book-Entry Provisions of Global Note.........................................     23

                                   ARTICLE III

                                    THE NOTES

Section 3.01.       Amount and Terms; Issuable in Series.........................................     25
Section 3.02.       Denominations................................................................     26
Section 3.03.       Execution, Authentication, Delivery and Dating...............................     26
Section 3.04.       Temporary Definitive Notes...................................................     28
Section 3.05.       Note Registrar and Paying Agent; Registration; Registration of Transfer
                    and Exchange.................................................................     29
Section 3.06.       Mutilated, Destroyed, Lost and Stolen Notes..................................     30
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Section 3.07.       Payments.....................................................................     31
Section 3.08.       Method of Payment; Interest Rights Preserved.................................     31
Section 3.09.       Persons Deemed Owners........................................................     32
Section 3.10.       Cancellation.................................................................     33
Section 3.11.       Computation of Interest......................................................     33
Section 3.12.       Paying Agent to Hold Money in Trust..........................................     33
Section 3.13.       CUSIP, CINS and ISIN Numbers.................................................     33
Section 3.14.       Tax Treatment................................................................     34
Section 3.15.       Concentration Limit Condition to Issuance....................................     34
Section 3.16.       Pro Rata Treatment...........................................................     35

                                   ARTICLE IV

                           SATISFACTION AND DISCHARGE

Section 4.01.       Satisfaction and Discharge of Indenture......................................     35
Section 4.02.       Application of Trust Money...................................................     35

                                    ARTICLE V

                                    REMEDIES

Section 5.01.       Events of Default............................................................     36
Section 5.02.       Acceleration of Maturity; Rescission and Annulment...........................     37
Section 5.03.       Collection of Indebtedness and Suits for Enforcement by Indenture Trustee....     39
Section 5.04.       Indenture Trustee May File Proofs of Claim...................................     39
Section 5.05.       Indenture Trustee May Enforce Claims Without Possession of Notes.............     40
Section 5.06.       Application of Money Collected...............................................     40
Section 5.07.       Limitation on Suits..........................................................     41
Section 5.08.       Unconditional Right of Holders to Receive Principal and Interest.............     41
Section 5.09.       Restoration of Rights and Remedies...........................................     41
Section 5.10.       Rights and Remedies Cumulative...............................................     42
Section 5.11.       Delay or Omission Not Waiver.................................................     42
Section 5.12.       Control by Holders...........................................................     42
Section 5.13.       Waiver of Past Defaults......................................................     42
Section 5.14.       Undertaking for Costs........................................................     43
Section 5.15.       Waiver of Stay or Extension Laws.............................................     43
Section 5.16.       Rights Under Other Agreements................................................     43
Section 5.17.       Amendments to Other Agreements...............................................     44

                                   ARTICLE VI

                              THE INDENTURE TRUSTEE

Section 6.01.       Certain Duties and Responsibilities..........................................     44
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Section 6.02.       Notice of Defaults...........................................................     45
Section 6.03.       Certain Rights of Indenture Trustee..........................................     45
Section 6.04.       Not Responsible for Recitals or Issuance of Notes............................     46
Section 6.05.       May Hold Notes...............................................................     46
Section 6.06.       Money Held in Trust..........................................................     47
Section 6.07.       Compensation and Reimbursement...............................................     47
Section 6.08.       Disqualification; Conflicting Interests......................................     47
Section 6.09.       Corporate Trustee Required; Eligibility......................................     47
Section 6.10.       Resignation and Removal; Appointment of Successor............................     48
Section 6.11.       Acceptance of Appointment by Successor.......................................     49
Section 6.12.       Merger, Conversion, Consolidation or Succession to Business..................     50
Section 6.13.       Calculations.................................................................     50

                                   ARTICLE VII

           HOLDERS' LISTS AND REPORTS BY INDENTURE TRUSTEE AND ISSUER

Section 7.01.       Issuer to Furnish Indenture Trustee and Credit Facility Agent Names and
                    Addresses of Holders.........................................................     51
Section 7.02.       Preservation of Information; Communications to Holders.......................     51
Section 7.03.       Reports by Indenture Trustee.................................................     52
Section 7.04.       Reports by Issuer............................................................     53

                                  ARTICLE VIII

                             SUPPLEMENTAL INDENTURE

Section 8.01.       Supplemental Indentures Without Consent of Holders...........................     53
Section 8.02.       Supplemental Indentures with Consent of Holders..............................     55
Section 8.03.       Execution of Supplemental Indentures.........................................     56
Section 8.04.       Effect of Supplemental Indentures............................................     56
Section 8.05.       Conformity with Trust Indenture Act..........................................     56
Section 8.06.       Reference in Notes to Supplemental Indentures................................     56

                                   ARTICLE IX

                                    COVENANTS

Section 9.01.       Payment of Principal and Interest............................................     56
Section 9.02.       Money for Notes Payments to Be Held in Trust.................................     56
Section 9.03.       Maintenance of Office or Agency..............................................     57
Section 9.04.       Other Covenants..............................................................     58
Section 9.05.       Compliance Through Agents....................................................     58
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                                    ARTICLE X

                            REDEMPTION OF SECURITIES

Section 10.01.      Applicability of Article.....................................................     58
Section 10.02.      Election to Redeem; Notice to Indenture Trustee..............................     58
Section 10.03.      Selection by Issuer and the Indenture Trustee of Notes to Be Redeemed........     58
Section 10.04.      Deposit of Redemption Price..................................................     59
Section 10.05.      Notes Payable on Redemption Date.............................................     59
Section 10.06.      Optional Redemption..........................................................     59
Section 10.07.      Mandatory Redemption.........................................................     60
Section 10.08.      Method of Redemption.........................................................     60

                                   ARTICLE XI

                       DEFEASANCE AND COVENANT DEFEASANCE

Section 11.01.      Applicability of Article; Issuer's Option to Effect Defeasance or Covenant
                    Defeasance...................................................................     61
Section 11.02.      Defeasance and Discharge.....................................................     61
Section 11.03.      Covenant Defeasance..........................................................     61
Section 11.04.      Conditions to Defeasance or Covenant Defeasance..............................     62
Section 11.05.      Deposited Money and U.S. Government Obligations to Be Held in Trust;
                    Other Miscellaneous Provisions...............................................     63
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Exhibits

Exhibit A           Form of Certificate to Be Delivered in Connection with
                    Transfers Pursuant to Regulation S

Exhibit B           Form of Certificate to Be Delivered in Connection with
                    Transfers to Non-QIB Institutional Accredited Investors

Exhibit C           Form of Euroclear/Clearstream Certificate

Exhibit D-1         Form of Certificate to Depository Regarding Interest

Exhibit D-2         Form of Depository Certificate Regarding Interest

NOTE: This table of contents shall not, for any purpose, be deemed to be a part of this Indenture.

                                      (iv)

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                  This TRUST INDENTURE, dated as of March 8, 2004 (this
"Indenture"), is made between ILFC RHINO II LLC, a limited liability company duly organized and existing under the laws of the State of Delaware (herein called the "Issuer"), and DEUTSCHE BANK TRUST COMPANY AMERICAS in its capacity as the Indenture Trustee under this Indenture.

                             RECITALS OF THE ISSUER

                  The Issuer has duly authorized the execution and delivery of this Indenture to provide for the issuance from time to time of its notes (herein called the "Notes"), to be issued in one or more series as in this Indenture provided.

                  All things necessary to make this Indenture a valid agreement of the Issuer in accordance with its terms have been done.

                   NOW, THEREFORE, THIS INDENTURE WITNESSETH:

                  For and in consideration of the premises and the purchase of the Notes by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Notes or of any series thereof, as follows:

                                   ARTICLE I

                        DEFINITIONS AND OTHER PROVISIONS
                             OF GENERAL APPLICATION

                  Section 1.01. Definitions. For purposes of this Indenture the following terms shall have the meanings indicated below:

                  "Acceleration Notice" has the meaning specified in Section
5.02 hereof.

                  "Act," when used with respect to any Holder, has the meaning specified in Section 1.05 hereof.

                  "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

                  "Agent Members" has the meaning specified in Section 2.05 hereof.

                  "Aircraft" means each of the aircraft listed on Exhibit E to the Security Trust Agreement, as such exhibit may be supplemented or amended from time to time in accordance with the Security Trust Agreement.

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                  "Aircraft Financing Amount" shall have the meaning assigned to such term in the Security Trust Agreement.

                  "Amortization Period" means the twelve-month period commencing on the Expected Principal Repayment Date and ending on the Final Maturity Date.

                  "Applicable Aviation Authority" means, in relation to any Financed Aircraft, each governmental or regulatory authority that has responsibility for the supervision of civil aviation and/or the registration and operations of civil aircraft in the State of Registration of such Financed Aircraft.

                  "Applicable Date" has the meaning given to such term under the definition of "Break Amount."

                  "Applicable Law" means, with respect to any Person, all laws, rules, regulations and orders of governmental or regulatory authorities applicable to such Person, including, without limitation, the regulations of each Applicable Aviation Authority applicable to such Person or with respect to a Lessee, to the Financed Aircraft operated by it, as to which it has a contractual responsibility.

                  "Applicable Note Margin" means, for each series of Notes issued, the note margin applicable to such series of Notes determined at the time of the issuance of such Notes.

                  "Appraised Value" has the meaning given to such term in the Security Trust Agreement.

                  "Authorized Agent" means, with respect to the Notes of any series, any authorized Paying Agent or Note Registrar for the Notes of such series.

                  "Base Rate" means a fluctuating interest rate per annum, as shall be in effect from time to time, which rate per annum shall on any day be equal to the higher of (a) the Prime Rate and (b) the Federal Funds Rate.

                  "Break Amount" with respect to any series of Notes means, as of any date of payment, redemption or acceleration for such series of Notes (the "Applicable Date"), an amount determined by the Reference Agent on the date that is two Business Days prior to the Applicable Date pursuant to the formula set forth below.

                  The Break Amount will be calculated as follows:

                  Break Amount = Z - Y

                  Where:

                  X = with respect to any applicable Interest Accrual Period, the sum of (i) the amount of the outstanding principal amount of such series of Notes as of the first day of the then applicable Interest Accrual Period and (ii) interest payable thereon during such entire Interest Accrual Period at then effective LIBOR.

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                  Y = X, discounted to present value from the last day of the then applicable Interest Accrual Period to the Applicable Date, using then effective LIBOR as the discount rate.

                  Z = X, discounted to present value from the last day of the then applicable Interest Accrual Period to the Applicable Date, using a rate equal to the London interbank offered rate for a period commencing on the Applicable Date and ending on the last of the then applicable Interest Accrual Period, determined by the Reference Agent as of two London banking days prior to the Applicable Date as the discount rate.

No Break Amount will be payable (x) if the Break Amount, as calculated pursuant to the formula set forth above, is equal to or less than zero or (y) on or in respect of any Applicable Date that is an Interest Payment Date.

                  "Business Day" means any day of the year on which banks are open for commercial banking business in The City of New York, New York and Los Angeles, California, and, if the applicable Business Day relates to the determination of LIBOR, any such Business Day on which dealings in deposits in U.S. dollars are transacted in the London interbank market.

                  "Calculation Date" means the fifth Business Day immediately preceding an Interest Payment Date.

                  "Cash Collateral Account" has the meaning given to such term in the Security Trust Agreement.

                  "Clearstream" means Clearstream Banking, a Luxembourg societe anonyme.

                  "Closing Date" means March 8, 2004.

                  "CNAI" means Citicorp North America Inc.

                  "Code" means the Internal Revenue Code of 1986, as amended.

                  "Collateral" has the meaning given to such term in the Security Trust Agreement.

                  "Commission" means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or, if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

                  "Concentration Limits" has the meaning specified in Section
3.15 hereof.

                  "Corporate Trust Office" means the principal office of the Indenture Trustee at 60 Wall Street, New York, New York 10005, Attention: Susan Barstock, or at such other location at which at any particular time its corporate trust business shall be administered.

                  "corporation" includes corporations, associations, companies and business trusts.

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                  "covenant defeasance" has the meaning specified in Section
11.03 hereof.

                  "Credit Facility" means the revolving credit facility provided to the Issuer by the Lenders under the Credit Facility Agreement.

                  "Credit Facility Agent" means CNAI in its capacity as administrative agent under the Credit Facility Agreement.

                  "Credit Facility Agreement" means the $500,000,000 Revolving Credit Agreement dated as of the Closing Date, among the Issuer, the Banks named therein and the Credit Facility Agent, as such agreement may be amended from time to time in accordance with the terms thereof.

                  "Credit Facility Event of Default" means an "Event of Default" under the Credit Facility Agreement.

                  "default" means the occurrence of any event or act, which is, or after notice or lapse of time, or both, would constitute an Event of Default.

                  "Default Notice" has the meaning specified in Section 5.02 hereof.

                  "defeasance" has the meaning specified in Section 11.02 hereof.

                  "Definitive Notes" has the meaning specified in Section 3.03 hereof.

                  "Depository" means The Depository Trust Company, its nominees and its or their respective successors.

                  "Direction" has the meaning specified in Section 1.05 hereof.

                  "Downgrade Event" has the meaning given to such term in the Security Trust Agreement.

                  "Eligibility Requirements" has the meaning specified in
Section 3.05 hereof.

                  "Euroclear" means Euroclear Bank S.A./N.V., as operator of the Euroclear System.

                  "Event of Default" has the meaning specified in Section 5.01 hereof.

                  "Exchange Act" means the U.S. Securities Exchange Act of 1934, as amended.

                  "Expected Principal Repayment Date" means September 15, 2005, and if such date is not a Business Day, then the Business Day immediately following such date.

                  "Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding

Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Indenture Trustee from three Federal funds brokers of recognized standing selected by it.

                  "Final Maturity Date" means September 15, 2006, and if such date is not a Business Day, then the Business Day immediately following such date.

                  "Financed Aircraft" means, collectively, with respect to any Loan or Note Offering, each Aircraft or Substitute Aircraft owned by the Issuer or any Issuer Subsidiary, the acquisition of which was financed by such Loan or Note Offering (or, if the context so requires, financed by all Loans and all Notes).

                  "Global Notes" means any Rule 144A Global Notes and Regulation S Global Notes.

                  "Guarantor" means ILFC in its capacity as Guarantor under the Guaranty.

                  "Guarantor Event of Default" means an "Event of Default" under the Guaranty.

                  "Guaranty" means the guaranty (dated of even date herewith) by ILFC in favor of the Security Trustee for the benefit of the Beneficiaries (as defined therein).

                  "Holder" means a Person in whose name a Note is registered in the Note Register.

                  "ILFC" means International Lease Finance Corporation, a California corporation.

                  "ILFC Rhino I LLC" means ILFC Rhino I LLC, a limited liability company duly organized and existing under the laws of the State of Delaware and the direct parent company of the Issuer and a wholly-owned subsidiary of ILFC.

                  "Indenture" means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof.

                  "Indenture Trustee" means the Person named as the "Indenture Trustee" in the first paragraph of this instrument until a successor Indenture Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Indenture Trustee" shall mean or include each Person who is then an Indenture Trustee hereunder, and if at any time there is more than one such Person, "Indenture Trustee" as used with respect to the Notes of any series shall mean the Indenture Trustee with respect to Notes of that series.

                  "Institutional Accredited Investor" means an institution that is an "accredited investor" as that term is defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

                  "Interest" means with respect to each series of Notes, on any Interest Payment Date, the amount of interest accrued and unpaid to such Interest Payment Date at the rate of LIBOR for such Interest Accrual Period plus the Applicable Note Margin for such series of

Notes (subject to Section 3.01(b)), except that during the Amortization Period, the Interest for any Interest Accrual Period for any Note shall be LIBOR for such Interest Accrual Period plus two times the Applicable Note Margin for such Notes on the Issue Date of such Notes (subject to Section 3.01(b)); provided that after the maturity of any Note or installment thereof (whether by acceleration or otherwise), such Note or installment shall bear interest on the unpaid principal amount thereof at a rate per annum equal to the Interest from time to time in effect for such Note (but not less than the interest in effect for such Note immediately prior to maturity) plus 1% per annum.

                  "Interest Accrual Period" means, as to each series of Notes, each of the following periods: the period commencing on and including the Issue Date of each series of Notes and ending on (but excluding) the first Interest Payment Date and each successive period beginning on (and including) an Interest Payment Date and ending on (but excluding) the next succeeding Interest Payment Date; provided that the final Interest Accrual Period with respect to any series of Notes shall end on but exclude the date on which such series of Notes is repaid in full.

                  "Interest Payment Date" means the 15th day of each month, provided that if any Interest Payment Date would otherwise fall on a day that is not a Business Day, such Interest Payment Date shall be the first following day that is a Business Day.

                  "Issue Date" means the date on which any series of Notes is issued.

                  "Issuer" means the Person named as the "Issuer" in the first paragraph of this instrument until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Issuer" shall mean such successor Person.

                  "Issuer Order" means a Written Notice (which may be in the form of a standing or blanket order), dated and signed in the name of the Issuer by a Manager.

                  "Issuer Subsidiary" has the meaning given to such term in the Security Trust Agreement.

                  "Issuer Subsidiary Guaranty" means the guaranty by any Issuer Subsidiary in favor of the Security Trustee in substantially the form of Exhibit F to the Security Trust Agreement.

                  "Lease" means with respect to each Financed Aircraft, each aircraft lease agreement, conditional sale agreement, hire purchase agreement or other similar arrangement with respect to such Financed Aircraft.

                  "Lenders" means the "Banks" as such term is defined in the Credit Facility Agreement.

                  "Lessee" means each Person (other than a Subsidiary) who is the lessee of a Financed Aircraft from time to time leased from the Issuer or any of its Subsidiaries pursuant to a Lease.

                  "LIBOR" means the London interbank offered rate for U.S. dollar deposits determined pursuant to the Reference Agency Agreement.

                  "Loan" means a drawing made by the Issuer under the Credit Facility.

                  "Manager" means any, or in its plural form, all of the managers of the Issuer appointed pursuant to its organizational documents.

                  "Managers' Resolution" means a copy of a resolution certified by a Manager as having been duly adopted by the Managers and being in full force and effect on the date of such certification and delivered to the Indenture Trustee.

                  "Note Offering" means the offering of each series of Notes.

                  "Note Register" and "Note Registrar" have the respective meanings specified in Section 3.05 hereof.

                  "Notes" has the meaning stated in the first recital of this Indenture and more particularly means any Notes authenticated and delivered under this Indenture and all Notes issued in replacement or substitution of such Notes.

                  "Notice of Event of Default" has the meaning given to such term in Section 8.08 of the Security Trust Agreement.

                  "Notice of Redemption" has the meaning given to such term in
Section 10.08 hereof.

                  "Offering Memorandum" means the offering memorandum dated the Closing Date describing the Secured Note Program.

                  "Offering Memorandum Supplement" means any supplement to the Offering Memorandum prepared for the issuance of a series of Notes stating the relevant terms and conditions applicable to such series of Notes.

                  "Officer's Certificate" means a certificate signed by, with respect to the Issuer, any Manager and, with respect to any other Person, any authorized officer, director, trustee or equivalent representative of such Person.

                  "Operating Bank" means the Person acting at the time of determination as the operating bank under the Security Trust Agreement. The initial Operating Bank is Citibank, N.A.

                  "Opinion of Counsel" means a written opinion of counsel, who may be counsel for the Issuer, and who shall be acceptable to the Indenture Trustee.

                  "Optional Redemption" means a Redemption of Notes pursuant to
Section 10.06(a) hereof.

                  "Outstanding," when used with respect to Notes, means, as of the date of determination, all Notes theretofore authenticated and delivered under this Indenture, except:

                  (i) Notes theretofore cancelled by the Indenture Trustee or delivered to the Indenture Trustee for cancellation;

                  (ii) Notes for whose payment or redemption money in the necessary amount has been theretofore deposited with the Indenture Trustee in trust or set aside and segregated in trust by the Issuer for the Holders of such Notes; provided that, if such Notes are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Indenture Trustee has been made;

                  (iii)    Notes which have been defeased pursuant to Section
         11.02 hereof; and

                  (iv) Notes which have been paid pursuant to Section 3.06 hereof or in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to this Indenture, other than any such Notes in respect of which there shall have been presented to the Indenture Trustee proof satisfactory to it that such Notes are held by a bona fide purchaser in whose hands such Notes are valid obligations of the Issuer;

provided, however, that the determination of whether the Holders of the requisite principal amount of the Outstanding Notes have given any Direction hereunder will be done in accordance with Section 1.05(c) hereof.

                  "Outstanding Principal Amount" means, with respect to any Notes, the total principal amount evidenced by such Notes unpaid and outstanding at any time.

                  "Paying Agent" has the meaning given to such term in Section
3.05 hereof.

                  "Permanent Regulation S Note" has the meaning given to such term in Section 3.03 hereof.

                  "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

                  "Place of Payment," when used with respect to the Notes of any series, means the place or places where the principal of and interest (and Break Amount, if any) on the Notes of that series are payable as specified in or as contemplated by Section 3.08 hereof.

                  "Prime Rate" means the rate of interest from time to time announced by Citibank, N.A. at its principal office in New York City as its prime commercial lending rate.

                  "QIB" means a "qualified institutional buyer" as defined in Rule 144A.

                  "Redemption" means redemption of any or all series of Notes under the provisions of this Indenture.

                  "Redemption Date," when used with respect to any Note (or any portion thereof) to be redeemed, means the date fixed for such redemption by or pursuant to this Indenture.

                  "Redemption Price" has the meaning specified in Section 10.06(a) hereof.

                  "Reference Agency Agreement" means the Reference Agency Agreement dated as of the Closing Date, among the Issuer, the Reference Agent, the Servicer, the Indenture Trustee and the Credit Facility Agent pursuant to which LIBOR for each Interest Accrual Period is determined from time to time, as such agreement may be amended, modified or supplemented in accordance with the terms thereof.

                  "Reference Agent" means the Person acting, at the time of determination, in the capacity of the Reference Agent under the Reference Agency Agreement. The initial Reference Agent is CNAI.

                  "Reference Date" means, with respect to each Interest Accrual Period, the day that is two Business Days prior to the commencement of such Interest Accrual Period.

                  "Regular Record Date" for the interest payable on any Interest Payment Date on the Notes of any series means the close of business on the day that is 15 days prior to such Interest Payment Date or, if 15 days has not passed since the Closing Date, the Closing Date, in any event whether or not such day is a Business Day.

                  "Regulation S" means Regulation S under the Securities Act.

                  "Regulation S Global Note Exchange Date" means the earliest permitted date of exchange of any Temporary Regulation S Global Note for any Permanent Regulation S Global Note, which date shall be 40 days after the closing date for a series of Notes.

                  "Regulation S Global Notes" has the meaning specified in
Section 3.03 hereof.

                  "Related Documents" means the Notes, the Reference Agency Agreement, the Security Documents, this Indenture, the Credit Facility Agreement, the Servicing Agreement, and the constitutional documents of the Issuer and its Subsidiaries.

                  "Reset Date" means the 15th day of each calendar month.

                  "Responsible Officer," when used with respect to the Indenture Trustee, means the chairman or any vice-chairman of the board of directors, the chairman or any vice-chairman of the executive committee of the board of directors, the chairman of the trust committee, the president, any Vice President, the secretary, any assistant secretary, the treasurer, any assistant treasurer, the cashier, any assistant cashier, any Managing Director, Director or associate, any trust officer or assistant trust officer, the controller or any assistant controller or any other officer of the Indenture Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his or her knowledge of and familiarity with the particular subject.

                  "Restricted Note" means any Note bearing the Restrictive
Legend.

                  "Restrictive Legend" means the legends initially set forth on the Notes in the form set forth in Section 2.02 hereof.

                  "Rule 144A" means Rule 144A under the Securities Act.

                  "Rule 144A Global Notes" has the meaning specified in Section
3.03 hereof.

                  "Secured Note Program" means the program under which the Issuer may issue Notes in one or more series pursuant to this Indenture.

                  "Secured Obligations" has the meaning given to such term in the Security Trust Agreement.

                  "Secured Party" has the meaning given to such term in the Security Trust Agreement.

                  "Securities Act" means the Securities Act of 1933, as amended.

                  "Security Documents" means the Security Trust Agreement and any document executed pursuant thereto, or otherwise, for the purpose of granting a security interest in any Collateral to the Security Trustee for the benefit of the Secured Parties or for the purpose of perfecting such security interest.

                  "Security Trust Agreement" means the Security Trust Agreement dated as of the Closing Date among the Issuer, ILFC Rhino I LLC, the Servicer, the Indenture Trustee, the Credit Facility Agent, the Security Trustee and the Operating Bank, as such agreement may be amended from time to time.

                  "Security Trustee" means the Person appointed, at the time of determination, as the trustee for the benefit of the Secured Parties pursuant to the Security Trust Agreement. The initial Security Trustee is CNAI.

                  "Service Provider" means each of the Indenture Trustee, the Credit Facility Agent, the Reference Agent, the Servicer, the Security Trustee, the Operating Bank and any other service provider retained from time to time by the Issuer or any of its Subsidiaries pursuant to the Related Documents.

                  "Servicer" means the Person acting, at the time of determination, in the capacity of the Servicer under the Servicing Agreement. The initial Servicer is ILFC.

                  "Servicing Agreement" means the Servicing Agreement dated as of the Closing Date among the Issuer, its Subsidiaries, if any, and the Servicer, as such agreement may be amended, modified or supplemented in accordance with the terms thereof.

                  "State of Registration" means, in relation to a Financed Aircraft, the country or state of registration of such Financed Aircraft at that time which is specified by the relevant Lease or is subsequently approved by the lessor under the relevant Lease.

                  "Subsidiary" means a corporation, limited liability company, partnership or trust more than 50% of the outstanding Voting Stock of which is owned, directly or indirectly, by the Issuer or by one or more other Subsidiaries, or by the Issuer and one or more other Subsidiaries.

                  "Substitute Aircraft" has the meaning given to such term in the Security Trust Agreement.

                  "Temporary Regulation S Global Note" has the meaning given to such term in Section 3.03 hereof.

                  "Trust Indenture Act" means the Trust Indenture Act of 1939 (15 U.S. Code Section 77aaa-77bbbb) as in effect on the date this Indenture was executed, except as provided in Section 8.05 hereof.

                  "U.S. Government Obligations" has the meaning specified in
Section 11.04 hereof.

                  "Vice President," when used with respect to the Indenture Trustee, means any vice president, whether or not designated by a number or a word or words added before or after the title "vice president."

                  "Voting Stock" means stock or other interests evidencing ownership in a corporation, limited liability company, partnership or trust which ordinarily has voting power for the election of directors, or other persons performing equivalent functions, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency.

                  "Written Notice" means, with reference to the Issuer or the Indenture Trustee, a written instrument (including a fax with proof of receipt) sent by a Responsible Officer of such Person (or in the case of the Issuer, by a Manager or officer).

                  Section 1.02. Rules of Construction. For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

                  (a) A term has the meaning assigned to it and an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles in effect on the date in question.

                  (b) The words "herein," "hereof" and other words of similar import refer to the Indenture as a whole and not to any particular Article, Section or other subdivision.

                  (c) Unless otherwise indicated in context, all references to Articles, Sections, Schedules or Exhibits refer to an Article or Section of, or a Schedule or Exhibit to, this Indenture.

                  (d) Words of the masculine, feminine or neuter gender shall mean and include the correlative words of other genders, and words in the singular shall include the plural, and vice versa.

                  (e) The terms "include," "including" and similar terms shall be construed as if followed by the phrase "without limitation."

                  (f) References in this Indenture to an agreement or other document (including this Indenture) include references to such agreement or document as amended, replaced or modified (without, however, limiting the effect of the provisions of this Indenture with regard to any such amendment, replacement or modification), and the provisions of this Indenture apply to successive events and transactions. References to any Person shall include such Person's successors in interest and permitted assigns.

                  (g) References in this Indenture to any statute or other legislative provisions shall include any statutory or legislative modification or re-enactment thereof, or any substitution therefor (with the exception of the Trust Indenture Act pursuant to Section 8.05 hereof), and references to any governmental Person shall include reference to any governmental Person succeeding to the relevant functions of such Person.

                  (h) References in this Indenture to any action, remedy or method of judicial proceeding for the enforcement of the rights of creditors or of security shall be deemed to include, in respect of any jurisdiction other than the State of New York, references to such action, remedy or method of judicial proceeding for the enforcement of rights of creditors or of security available or appropriate in such jurisdictions as shall most nearly approximate such action, remedy or method of judicial proceeding described or referred to in this Indenture.

                  (i) All other terms used herein which are defined in the Trust Indenture Act, either directly or indirectly by reference therein, have the meanings assigned to them therein.

                  Section 1.03. Compliance Certificates and Opinions. Except as otherwise expressly provided by this Indenture, upon any application or request by the Issuer to the Indenture Trustee to take any action under any provision of this Indenture, the Issuer shall furnish to the Indenture Trustee an Officer's Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and, if requested by the Indenture Trustee, an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, including any request to authenticate and deliver Notes of any series pursuant to Section
3.03 hereof, no additional certificate or opinion need be furnished pursuant to this Section 1.03.

                  Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture, other than certificates provided pursuant to Section 7.04(4) hereof, shall include

                  (1) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

                  (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                  (3) a statement that, in the opinion of each such individual, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                  (4) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

                  Section 1.04. Form of Documents Delivered to Indenture Trustee. In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the certificate or opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

                  Any certificate or opinion of a Manager of the Issuer may be based, insofar as it relates to legal matters, upon an Opinion of Counsel, or representations by counsel, unless such Manager knows, or in the exercise of reasonable care should know, that the opinion or representations with respect to the matters upon which his or her certificate or opinion is based are erroneous. Any such Opinion of Counsel or representations by counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, a Manager or Managers of the Issuer stating that the information with respect to such factual matters is in the possession of the Issuer, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

                  Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

                  Section 1.05. Acts of Holders. (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Indenture Trustee and, where it is hereby expressly required, to the Issuer. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 6.01 hereof) conclusive in favor of the Indenture Trustee and the Issuer, if made in the manner provided in this Section.

                  (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his or her individual capacity, such certificate or affidavit shall also constitute sufficient proof of his or her authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Indenture Trustee deems sufficient.

                  (c) In determining whether the Holders have given any direction, consent, request, demand, authorization, notice, waiver or other Act (a "Direction"), under this Indenture, Notes owned by the Issuer or any Affiliate of any such Person shall be disregarded and deemed not to be Outstanding for purposes of any such determination. In determining whether the Indenture Trustee shall be protected in relying upon any such Direction, only Notes which a Responsible Officer of the Indenture Trustee actually knows to be so owned shall be so disregarded. Notwithstanding the foregoing, if any amount of Notes so owned by such Person have been pledged in good faith, such Notes shall not be disregarded as aforesaid if the pledge establishes to the satisfaction of the Indenture Trustee the pledgee's right so to act with respect to such Notes and that the pledgee is not the Issuer or any other obligor upon the Notes or any Affiliate of any such Person.

                  (d)      The ownership of Notes shall be proved by the Note
Register.

                  (e) Any Direction of the Holder of any Note shall bind every future Holder of the same Note and the Holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Indenture Trustee or the Issuer in reliance thereon, whether or not notation of such action is made upon such Note.

                  Section 1.06. Notices, Etc., to Other Parties. Any Direction of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,

                  (1) the Indenture Trustee by any Holder or by the Issuer shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Indenture Trustee at its Corporate Trust Office,

                  (2) the Issuer by the Indenture Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to the Issuer addressed to it at the address of its principal office at ILFC Rhino II LLC, c/o International Lease Finance Corporation, 10250 Constellation Boulevard, 34th Floor, Los Angeles, California 90067, Attention:

         Legal Department, or at any other address previously furnished in writing to the Indenture Trustee by the Issuer,

                  (3) the Credit Facility Agent shall be made, given, furnished to or filed in writing with the Credit Facility Agent at the following address: Citicorp North America Inc., 2 Penns Way, Suite 200, New Castle, Delaware 19720, Attention: Carolyn Figueroa,

                  (4) the Servicer shall be made, given, furnished to or filed in writing with the Servicer at the following address:
         International Lease Finance Corporation, 10250 Constellation Boulevard, 34th Floor, Los Angeles, California 90067, Attention: Legal Department,

                  (5) the Security Trustee shall be made, given, furnished to or filed in writing with the Security Trustee at the following address: Citicorp North America Inc., c/o Citibank, N.A., 111 Wall Street, Floor 14, Zone 3, New York, New York 10005, Attention: Agency & Trust, or

                  (6) the Operating Bank shall be made, given, furnished to or filed in writing with the Operating Bank at the following address:
         Citibank, N.A., 111 Wall Street, Floor 14, Zone 3, New York, New York 10005, Attention: Barbara Bennett, AVP.

                  Section 1.07. Notice to Holders; Waiver. Where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at his or her address as it appears in the Note Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Indenture Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

                  In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Indenture Trustee shall constitute a sufficient notification for every purpose hereunder.

                  Section 1.08. Conflict with Trust Indenture Act. If any provision hereof limits, qualifies or conflicts with another provision hereof which would be required to be included in this Indenture by any of the provisions of the Trust Indenture Act or which would be automatically deemed included in this Indenture by any of the provisions of the Trust Indenture Act, such required or automatically included provision shall control.

                  Section 1.09. Effect of Headings and Table of Contents. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

                  Section 1.10. Successors and Assigns. All covenants and agreements in this Indenture by the Issuer shall bind its successors and assigns, whether so expressed or not.

                  Section 1.11. Separability Clause. In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

                  Section 1.12. Benefits of Indenture. Nothing in this Indenture or in the Notes, express or implied, shall give to any Person, other than the Credit Facility Agent, the Lenders, the parties hereto and their successors hereunder and the Holders, any benefit or any legal or equitable right, remedy or claim under this Indenture.

                  Section 1.13. Governing Law. This Indenture and the Notes shall be governed by and construed in accordance with the laws of the State of New York.

                  Section 1.14. Legal Holidays. In any case where any Redemption Date of any Note shall not be a Business Day at any Place of Payment, then (notwithstanding any other provision of this Indenture or of the Notes) payment of interest or principal (and Break Amount, if any) need not be made on such date, but may be made on the next succeeding Business Day at such Place of Payment with the same force and effect as if made on the Redemption Date; provided that no interest shall accrue for the period from and after such Redemption Date.

                  Section 1.15. Counterparts. This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

                                   ARTICLE II

                                 FORMS OF NOTES

                  Section 2.01. Forms Generally. The Notes of each series shall be in substantially the form (including permanent global form) as shall be established by or pursuant to one or more indentures supplemental hereto, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may, consistently herewith, be determined by the officers executing such Notes, as evidenced by their execution of such Notes.

                  The Definitive Notes shall be printed, lithographed or engraved or may be produced in any other manner, all as determined by the officers executing such Notes, as evidenced by their execution of such Notes.

                  Section 2.02. Restrictive Legends. (a) Except as specified in
Section 2.03 hereof, each Rule 144A Global Note, each Temporary Regulation S Global Note and each Definitive Note (and all Notes issued in exchange therefor or upon registration of transfer or substitution thereof) shall bear the following legend on the face thereof:

                  THIS NOTE HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR WITH ANY SECURITIES REGULATORY AUTHORITY IN ANY JURISDICTION AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A ADOPTED UNDER THE SECURITIES ACT) AND HAS ACQUIRED THIS NOTE IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A OR (B) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(A)(1), (2), (3) or (7) OF REGULATION D UNDER THE SECURITIES ACT) (AN "INSTITUTIONAL ACCREDITED INVESTOR") OR
                  (C) IT IS NOT A U.S. PERSON (WITHIN THE MEANING OF THE SECURITIES ACT) AND IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT AND, IN EACH CASE (A) THROUGH (C) ABOVE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAW OF ANY STATE IN THE UNITED STATES OR APPLICABLE JURISDICTION, (2) AGREES THAT IT WILL NOT BEFORE TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE OF THIS NOTE AND THE LAST DATE THAT ILFC RHINO II LLC, A DELAWARE LIMITED LIABILITY COMPANY, OR ANY OF ITS AFFILIATES OWNED THIS NOTE, RESELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) TO ILFC RHINO II LLC OR ANY SUBSIDIARY THEREOF, (B) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A ADOPTED UNDER THE SECURITIES ACT (IF AVAILABLE), (C) TO AN INSTITUTIONAL ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES TO THE INDENTURE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS NOTE (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE INDENTURE TRUSTEE) AND AN OPINION OF COUNSEL ACCEPTABLE TO ILFC RHINO II LLC THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT, (D) TO PERSONS (OTHER THAN U.S. PERSONS) OUTSIDE THE UNITED STATES IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT, (E) PURSUANT TO AN EXEMPTION FROM REGISTRATION IN ACCORDANCE WITH RULE 144 ADOPTED UNDER THE SECURITIES ACT OR ANOTHER AVAILABLE EXEMPTION UNDER THE SECURITIES ACT (IF AVAILABLE), OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND, IN EACH CASE (A) THROUGH (F) ABOVE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE IN THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION, AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS NOTE IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN

                  CONNECTION WITH ANY TRANSFER OF THIS NOTE WITHIN THE TWO-YEAR PERIOD REFERRED TO ABOVE, THE HOLDER MUST CHECK THE APPROPRIATE BOX SET FORTH ON THE TRANSFER NOTICE ATTACHED HERETO AND SUBMIT SUCH TRANSFER NOTICE TO THE INDENTURE TRUSTEE. IF THE PROPOSED TRANSFEREE IS AN INSTITUTIONAL ACCREDITED INVESTOR OR IF THE TRANSFER IS PURSUANT TO AN EXEMPTION FROM REGISTRATION IN ACCORDANCE WITH RULE 144 ADOPTED UNDER THE SECURITIES ACT, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE INDENTURE TRUSTEE AND ILFC RHINO II LLC SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS EITHER OF THEM MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT. THE INDENTURE CONTAINS A PROVISION REQUIRING THE INDENTURE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS NOTE IN VIOLATION OF THE FOREGOING RESTRICTIONS.

                  (b) Each Global Note shall also bear the following legend on the face thereof:

                  UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO ILFC RHINO II LLC OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                  TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTION
                  2.03 OF THE INDENTURE.

                  (c) Each Temporary Regulation S Global Note shall bear the following legend on the face thereof:

                  THIS NOTE IS A TEMPORARY REGULATION S GLOBAL NOTE WITHIN THE MEANING OF THE TRUST INDENTURE REFERRED TO HEREINAFTER AND IS SUBJECT TO RESTRICTIONS ON THE TRANSFER AND EXCHANGE THEREOF AND ON THE PAYMENT OF INTEREST THEREON AS SPECIFIED IN THE INDENTURE.

                  (d) Each Note shall also bear the following legends on the face thereof:

                  THE ISSUER HAS ENTERED INTO THE INDENTURE, AND THE NOTES WILL BE ISSUED, WITH THE INTENTION THAT, FOR ALL PURPOSES INCLUDING U.S. FEDERAL, STATE AND LOCAL INCOME, SINGLE BUSINESS AND FRANCHISE TAX PURPOSES, THE NOTES WILL QUALIFY AS INDEBTEDNESS SECURED BY THE COLLATERAL. THE ISSUER, BY ENTERING INTO THE INDENTURE, AND EACH HOLDER OF THIS NOTE, BY ITS ACCEPTANCE OF THIS NOTE (AND EACH BENEFICIAL OWNER BY ITS ACCEPTANCE OF AN INTEREST IN THIS NOTE), AGREES TO TREAT THE NOTES FOR ALL PURPOSES INCLUDING U.S. FEDERAL, STATE AND LOCAL INCOME, SINGLE BUSINESS AND FRANCHISE TAX PURPOSES AS INDEBTEDNESS.

                  EACH PURCHASER OF NOTES AND EACH TRANSFEREE OF NOTES ACKNOWLEDGES, REPRESENTS TO AND AGREES WITH THE ISSUER THAT IT IS NOT USING ASSETS THAT ARE, OR ARE DEEMED TO BE, ASSETS OF A PLAN (AS DEFINED UNDER SECTION 3(2) OF THE EMPLOYMENT RETIREMENT INCOME SECURITY ACT OF 1974 ("ERISA") OR SECTION 4975(E) OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE")) TO PURCHASE OR HOLD A NOTE OR AN INTEREST THEREIN, OR ITS PURCHASE AND HOLDING OF A NOTE OR AN INTEREST THEREIN IS EXEMPT FROM THE PROHIBITED TRANSACTION RESTRICTIONS UNDER ERISA, THE CODE OR ANY PROVISIONS OF SIMILAR LAW, AS APPLICABLE, PURSUANT TO ONE OR MORE PROHIBITED TRANSACTION STATUTORY OR ADMINISTRATIVE EXEMPTIONS.

                  Section 2.03. Special Transfer Provisions. (a) Transfers to Non-QIB Institutional Accredited Investors. The following provisions shall apply with respect to the registration of any proposed transfer of a Restricted Note (other than a Temporary Regulation S Global Note) to any Institutional Accredited Investor which is not a QIB (excluding Non-U.S. Persons):

                  (i) The Note Registrar shall register the transfer if the proposed transferee has delivered to the Note Registrar (A) a certificate in the form of Exhibit B hereto and (B) an Opinion of Counsel acceptable to the Issuer that such transfer does not require registration under or is otherwise in compliance with the Securities Act.

                  (ii) Subject to Section 2.05(b), if the proposed transferor is an Agent Member holding a beneficial interest in the Rule 144A Global Note, upon receipt by the Note

         Registrar of (x) the documents, if any, required by paragraph (i) and
         (y) instructions given in accordance with the Depository's and the Note Registrar's procedures, the Note Registrar shall reflect on its books and records the date and a decrease in the principal amount of the Rule 144A Global Note in an amount equal to the principal amount of the beneficial interest in the Rule 144A Global Note to be transferred, and the Issuer shall execute, and the Indenture Trustee shall authenticate and deliver, one or more Definitive Notes of like tenor and amount.

                  (b) Transfers to QIBs. The following provisions shall apply with respect to the registration of any proposed transfer of an interest in a Restricted Note (other than a Temporary Regulation S Global Note) to a QIB (excluding Non-U.S. Persons):

                  (i) If the Note to be transferred consists of (x) Definitive Notes, the Note Registrar shall register the transfer if such transfer is being made by a proposed transferor who has checked the box provided on the form of Note stating, or has otherwise advised the Issuer and the Note Registrar in writing, that the sale has been made in compliance with the provisions of Rule 144A to a transferee who has signed the certification provided on the form of Note stating, or has otherwise advised the Issuer and the Note Registrar in writing, that it is purchasing the Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account are QIBs within the meaning of Rule 144A, are aware that the sale to it is being made in reliance on Rule 144A and acknowledge that they have received such information regarding the Issuer as they have requested pursuant to Rule 144A(d) or have determined not to request such information and that they are aware that the transferor is relying upon their foregoing representations in order to claim the exemption from registration provided by Rule 144A or (y) an interest in a Rule 144A Global Note, the transfer of such interest may be effected only through the book-entry system maintained by the Depository.

                  (ii) If the proposed transferee is an Agent Member, and the Note to be transferred is a Definitive Note, upon receipt by the Note Registrar of the documents referred to in clause (i) and instructions given in accordance with the Depository's and the Note Registrar's procedures, the Note Registrar shall reflect on its books and records the date and an increase in the principal amount of the Rule 144A Global Note and shall instruct the Depository to reflect an increase in the principal amount of the beneficial interest in the Rule 144A Global Note, in an amount equal to the principal amount of the Definitive Note to be transferred, and the Indenture Trustee shall cancel the Definitive Note so transferred.

                  (c) Transfers of Interests in a Temporary Regulation S Global Note. The following provisions shall apply with respect to registration of any proposed transfer of interests in a Temporary Regulation S Global Note:

                  (i) The Note Registrar shall register the transfer of any interest in a Temporary Regulation S Global Note (x) if the transfer occurs following the Regulation S Global Note Exchange Date, if the proposed transferee is a Non-U.S. Person and the proposed transferor has delivered to the Note Registrar a certificate substantially in the form of Exhibit A hereto or (y) if the proposed transferee is a QIB and the proposed

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

         transferor has checked the box provided for on the form of Note stating, or has otherwise advised the Issuer and the Note Registrar in writing, that the sale has been made in compliance with the provisions of Rule 144A to a transferee who has signed the certification provided for on the form of Note stating, or has otherwise advised the Issuer and the Note Registrar in writing, that it is purchasing the Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account are QIBs within the meaning of Rule 144A, are aware that the sale to them is being made in reliance on Rule 144A and acknowledge that they have received such information regarding the Issuer as they have requested pursuant to Rule 144A or have determined not to request such information and that they are aware that the transferor is relying upon their foregoing representations in order to claim the exemption from registration provided by Rule 144A.

                  (ii) If the proposed transferee is an Agent Member that provides the documents referred to in clause (i)(y) above, upon receipt by the Note Registrar of such documents and instructions given in accordance with the Depository's and the Note Registrar's procedures, the Note Registrar shall reflect on its books and records the date and an increase in the principal amount of the beneficial interest in the Rule 144A Global Note of the relevant series, in an amount equal to the principal amount of the Temporary Regulation S Global Note of such series to be transferred, and the Indenture Trustee shall decrease the amount of the Temporary Regulation S Global Note of such series.

                  (d) Transfers of Interests in a Permanent Regulation S Global or Definitive Notes Issued in Exchange for an Interest in a Permanent Regulation S Global Note. The Note Registrar shall register any transfer of interests in a Permanent Regulation S Global Note or Definitive Note issued in exchange for an interest in a Permanent Regulation S Global Note to U.S. Persons without requiring any additional certification or to Non-U.S. Persons.

                  (e) Transfers to Non-U.S. Persons at any Time. The following provisions shall apply with respect to any transfer of a Restricted Note to a Non-U.S. Person at any time:

                  (i) Prior to the applicable Regulation S Global Note Exchange Date, the Note Registrar shall register any proposed transfer of a Restricted Note (except for beneficial interest in a Regulation S Global Note) to a Non-U.S. Person upon receipt of a certificate substantially in the form of Exhibit A hereto from the proposed transferor.

                  (ii) On and after the applicable Regulation S Global Note Exchange Date, the Note Registrar shall register any proposed transfer of a Restricted Note to any Non-U.S. Person, upon receipt of a certificate substantially in the form of Exhibit A hereto from the proposed transferor.

                  (iii) (A) If the proposed transferor is an Agent Member holding a beneficial interest in a Rule 144A Global Note, upon receipt by the Note Registrar of instructions in accordance with the Depository's and the Note Registrar's procedures, the Note Registrar shall reflect on its books and records the date and a decrease in the principal amount of such Rule 144A Global Note in an amount equal to the principal amount of the beneficial interest in such Rule 144A Global Note to be transferred; and (B) if such proposed transferee is an Agent Member, upon receipt by the Note Registrar of instructions given in accordance with the Depositary's and the Note Registrar's procedures, the Note Registrar shall reflect on its books and records the date and an increase in the principal amount of the Regulation S Global Note in an amount equal to the principal amount of the Rule 144A Global Note to be transferred, and the Indenture Trustee shall decrease the amount of the Rule 144A Global Note.

                  (iv) A Definitive Note may not be exchanged for a beneficial interest in a Regulation S Global Note except upon receipt by the Note Registrar of (A) a certificate substantially in the form of Exhibit A hereto from the proposed transferor and (B) instructions given in accordance with the Depository's and the Note Registrar's procedures. Thereafter, the Note Registrar shall reflect on its books and records the date and an increase in the principal amount of the Regulation S Global Note and shall instruct the Depository to reflect an increase in the principal amount of the beneficial interest in the Regulation S Global Note, in an amount equal to the principal amount of the Definitive Note to be transferred, and the Indenture Trustee shall cancel the Definitive Note so transferred.

                  (f) Restrictive Legend. Upon the transfer, exchange or replacement of Notes not bearing the Restrictive Legend, the Note Registrar shall deliver Notes that do not bear the Restrictive Legend. Upon the transfer, exchange or replacement of Notes bearing the Restrictive Legend, the Note Registrar shall deliver only Notes that bear the Restrictive Legend unless (i) such Note so delivered is a Permanent Regulation S Global Note issued in exchange for a Temporary Regulation S Global Note in accordance with Section 3.03(b) hereof, (ii) such Note so delivered is a Permanent Regulation S Global
Note issued upon registration of transfer of a Restricted Note in accordance with Section 2.03(e)(ii) hereof, or (iii) there is delivered to the Note Registrar an Opinion of Counsel reasonably satisfactory to the Issuer and the Indenture Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act.

                  (g) General. (i) By its acceptance of any Note bearing the Restrictive Legend, each Holder of such Note acknowledges the restrictions on transfer of such Note set forth in this Indenture and in the Restrictive Legend and agrees that it will transfer such Note only as provided in this Indenture. The Note Registrar shall not register a transfer of any Note unless such transfer complies with the restrictions on transfer of such Note set forth in this Indenture. In connection with any transfer of Notes, each Holder agrees by its acceptance of the Notes to furnish the Indenture Trustee the certifications and legal opinions described herein to confirm that such transfer is being made pursuant to an exemption from, or a transaction not subject to, the registration requirements of the Securities Act; provided that the Indenture Trustee shall not be required to determine (but may rely on a determination made by the Issuer with respect to) the sufficiency of any such legal opinions.

                  (ii) The Indenture Trustee shall retain copies of all letters, notices and other written communications received pursuant to this
Section 2.03 in accordance with Applicable Law. The Issuer shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable Written

Notice to the Indenture Trustee during the term of this Indenture and for a period of three months thereafter.

                  Section 2.04. Form of Indenture Trustee's Certificate of Authentication. The Indenture Trustee's certificate of authentication shall be in substantially the following form:

                  This is one of the Notes of the series designated herein and referred to in the within-mentioned Indenture.

[                       ],
as Indenture Trustee

By ____________________________
       Authorized Signatory

                  Section 2.05. Book-Entry Provisions of Global Note. (a) Global Notes of each series initially shall (i) be registered in the name of the Depository for such Notes or in the name of the nominee of such Depository, (ii) be delivered to the Indenture Trustee as custodian for the Depository and (iii) if not registered under the Securities Act, bear the Restrictive Legend as set forth in Section 2.02(a) hereof.

                  Members of, or participants in, the Depository ("Agent Members") shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depository, or the Indenture Trustee as its custodian, or under such Global Note, and the Depository may be treated by the Issuer, the Indenture Trustee and any agent of the Issuer or the Indenture Trustee as the absolute owner of such Global Note for all purposes whatsoever.

                  Whenever notice or other communication to the Holders of any series of Global Notes is required under this Indenture, unless and until Definitive Notes shall have been issued pursuant to Section 2.05(b) below, the Indenture Trustee shall give all such notices and communications specified herein to be given to Holders of such series of Global Notes to the Depository.

                  Notwithstanding the foregoing, nothing herein shall prevent the Issuer, the Indenture Trustee or any agent of the Issuer or the Indenture Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Global Note. Neither the Issuer nor the Indenture Trustee shall be liable for any delay by the Depository in identifying the beneficial owners of the Global Notes, and the Issuer and the Indenture Trustee may conclusively rely on, and shall be fully protected in relying on, instructions from the Depository for all purposes (including with respect to the registration and delivery, and the respective principal amounts, of any Global Notes to be issued).

                  (b) Transfers of a Global Note shall be limited to transfers of such Global Note in whole, but not in part, to the Depository, its successors or their respective nominees.

Interests of beneficial owners in a Global Note may be transferred in accordance with the rules and procedures of the Depository and the provisions of Section
2.03 hereof. Definitive Notes shall be issued to the individual beneficial owners or their nominees in exchange for their beneficial interests in a Rule 144A Global Note or a Regulation S Global Note, respectively, with respect to any series of Notes only if (i) the Issuer advises the Indenture Trustee in writing that the Depository is no longer willing or able to properly discharge its responsibilities as depositary with respect to the Notes and the Issuer is unable to appoint a qualified successor within 90 days of such notice, (ii) the Issuer, at its option, elects to terminate the book-entry system through the Depository or (iii) after the occurrence of an Event of Default with respect to any series of Notes, Holders of such series representing an aggregate of not less than 51% of the aggregate Outstanding Principal Amount of Notes of such series advise the Issuer, the Indenture Trustee and the Depository through the Agent Members in writing that the continuation of a book-entry system through the Depository (or a successor thereto) is no longer in the best interests of the Holders of such series. Upon the occurrence of any event described in the immediately preceding sentence, the Indenture Trustee shall notify all Holders of each affected series, through the Depository, of the occurrence of such event and of the availability of Definitive Notes of such series; provided, however, that in no event shall the Temporary Regulation S Global Note be exchanged for Definitive Notes prior to the later of (x) the Regulation S Global Note Exchange Date and (y) the date of receipt by the Issuer of any certificates determined by it to be required pursuant to Rule 903 under the Securities Act. Upon surrender to the Indenture Trustee of the Global Notes of such series held by the Depository, accompanied by registration instructions from the Depository for registration of Definitive Notes in the names of Holders of such series, the Issuer shall issue and the Indenture Trustee shall authenticate and deliver the Definitive Notes of such series to the beneficial owners of such series or their nominees in accordance with the instructions of the Depository.

                  None of the Issuer, the Note Registrar, the Paying Agent or the Indenture Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be fully protected in relying on, such registration instructions. Upon the issuance of Definitive Notes of a series, the Indenture Trustee shall recognize the Persons in whose name the Definitive Notes are registered in the Register as Holders hereunder. Neither the Issuer nor the Indenture Trustee shall be liable if the Indenture Trustee or the Issuer is unable to locate a qualified successor Depository.

                  Definitive Notes of any series will be transferable and exchangeable for Definitive Notes of the same series at the office of the Indenture Trustee or the office of the Note Registrar upon compliance with the requirements set forth herein. In the case of a transfer of only part of a holding of Definitive Notes, a new Definitive Note shall be issued to the transferee in respect of the part transferred and a new Definitive Note in respect of the balance of the holding not transferred shall be issued to the transferor and may be obtained at the office of the Note Registrar.

                  (c) Any beneficial interest in one of the Global Notes as to any series that is transferred to a Person who takes delivery in the form of an interest in another Global Note with respect to such series will, upon transfer, cease to be an interest in such Global Note and become an interest in such other Global Note and, accordingly, will thereafter be subject to all transfer restrictions, if any, and other procedures applicable to beneficial interests in such other Global Note for as long as it remains such an interest.

                  (d) Any Definitive Note delivered in exchange for an interest in a Rule 144A Global Note pursuant to paragraph (b) of this Section
2.05 shall, except as otherwise provided by paragraph (f) of Section 2.03 hereof, bear the Restrictive Legend applicable to a Rule 144A Global Note set forth in Section 2.02 hereof.

                  (e) Any Definitive Note delivered in exchange for an interest in a Regulation S Global Note pursuant to paragraph (b) of this Section shall, except as otherwise provided by paragraph (f) of Section 2.03 hereof, bear the Restrictive Legend applicable to a Regulation S Global Note set forth in Section 2.02 hereof.

                                  ARTICLE III

                                    THE NOTES

                  Section 3.01. Amount and Terms; Issuable in Series. (a) The aggregate principal amount of Notes which may be authenticated, issued and delivered under this Indenture, together with the aggregate amount of any outstanding Loans, shall not be more than $1,000,000,000 (except for Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Notes of the series pursuant to Section 3.04, 3.05, 3.06, or 8.06 and except for any Notes which, pursuant to Section 3.03, shall not have been issued and sold by the Issuer and are therefore deemed never to have been authenticated and delivered hereunder). The minimum aggregate principal amount of a series of Notes shall be $50,000,000.

                  (b) Interest is payable on each Interest Payment Date as provided in Section 3.08. If the Reference Agent advises the Credit Facility Agent, the Indenture Trustee, the Servicer and the Security Trustee that the Reference Agent has determined (which determination shall be binding and conclusive on all parties) that, by reasons affecting the LIBOR market, adequate and reasonable means do not exist for ascertaining LIBOR, the Credit Facility Agent shall notify the Indenture Trustee and the Security Trustee of the Base Rate in effect at such time and the Notes shall bear interest at the Base Rate; provided that, during the Amortization Period, the Notes shall bear interest at the Base Rate plus the Applicable Note Margin.

                  (c) The amount of a Note Offering shall be equivalent to the Aircraft Financing Amount plus the amount of the Loans being prepaid (if any).

                  (d) The principal of the Notes is payable on the Expected Principal Repayment Date. However, the Issuer may elect to extend the maturity date of the Notes by an additional one-year period to the Final Maturity Date, during which Amortization Period the Issuer shall be required to repay the principal in 12 equal monthly installments on Interest Payment Dates beginning with the first Interest Payment Date after the Expected Principal Repayment Date. The Issuer shall provide notice of such election to the Indenture Trustee by means of a letter addressed to the Indenture Trustee, not more than 20 Business Days nor fewer than 5 Business Days prior to the Expected Principal Repayment. Upon the Indenture Trustee's receipt of an executed copy of such notice, the maturity shall be so extended.

                  (e) The Notes may be issued in one or more series. There shall be established, subject to Section 3.03, set forth, or determined in the manner provided, in one or more indentures supplemental hereto, prior to the issuance of Notes of any series,

                  (1) the title of the Notes of the series (which shall distinguish the Notes of the series from all other Notes);

                  (2) any limit upon the aggregate principal amount of the Notes of the series which may be authenticated and delivered under this Indenture (except for Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Notes of the series pursuant to Section 3.04, 3.05, 3.06, or 8.06 and except for any Notes which, pursuant to Section 3.03, shall not have been issued and sold by the Issuer and are therefore deemed never to have been authenticated and delivered hereunder);

                  (3)      the Applicable Note Margin; and

                  (4) whether the Notes of the series shall be issued in whole or in part in the form of one or more Global Notes and, in such case, the Indenture Trustee for such Global Note or Notes, which Indenture Trustee shall be, if then required by applicable law or regulation, a clearing agency registered under the Exchange Act.

                  All Notes of any one series shall be substantially identical except as to denomination, and the appropriate insertions, omissions, substitutions and other variations as required or permitted by this Indenture (subject to Section 3.03).

                  Other than as set forth in an indenture supplement hereto and in accordance with the terms of this Indenture, all Notes will have the terms set forth in this Indenture, including Interest Payment Dates, Events of Default, Redemption, currency, the date on which the principal of the Notes is payable and the manner in which payments of principal or interest shall be determined.

                  Section 3.02. Denominations. Except as otherwise specified as contemplated by Section 3.01 for Notes of any series, the Notes of each series shall be issuable in registered form without coupons in such denominations as shall be specified as contemplated by Section 3.01. In the absence of any such provisions with respect to the Notes of any series, the Notes of such series shall be issuable in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof.

                  Section 3.03. Execution, Authentication, Delivery and Dating.
(a) The Notes shall be executed on behalf of the Issuer by any of its Managers. The signature of any of the Managers on the Notes may be manual or facsimile.

                  Notes bearing the manual or facsimile signatures of individuals who were at any time the proper Managers of the Issuer shall bind the Issuer, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Notes or did not hold such offices at the date of such Notes.

                  At any time and from time to time after the execution and delivery of this Indenture, the Issuer may deliver Notes of any series executed by the Issuer to the Indenture Trustee for authentication and delivery of such Notes, and the Indenture Trustee shall authenticate and make available for delivery such Notes upon receipt of the Issuer Order. If the supplemental indenture establishing such series shall so permit, an Officer's Certificate may set forth procedures acceptable to the Indenture Trustee for the issuance of such Notes and determining the terms of particular Notes of such series, such as interest rate, maturity date, date of issuance and date from which interest shall accrue. In authenticating such Notes, and accepting the additional responsibilities under this Indenture in relation to such Notes, the Indenture Trustee shall be entitled to receive, and (subject to Section 6.01) shall be fully protected in relying upon, an Opinion of Counsel stating that such Notes, when authenticated and delivered by the Indenture Trustee and issued by the Issuer in the manner and subject to any conditions specified in such Opinion of Counsel and paid for, will be legally valid and binding obligations of the Issuer, enforceable against the Issuer in accordance with their terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors' rights generally (including, without limitation, fraudulent conveyance laws) and by general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding in equity or at law.

                  Each Note shall be dated the date of its authentication.

                  No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Note a certificate of authentication substantially in the form provided for herein executed by the Indenture Trustee by manual signature, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder and is entitled to the benefits of this Indenture. Notwithstanding the foregoing, if any Note shall have been authenticated and delivered hereunder but never issued and sold by the Issuer, and the Issuer shall deliver such Note to the Indenture Trustee for cancellation as provided in Section 3.10 together with a written statement (which need not comply with Section 1.03 and need not be accompanied by an Opinion of Counsel) stating that such Note has never been issued and sold by the Issuer, for all purposes of this Indenture such Note shall be deemed never to have been authenticated and delivered hereunder and shall never be entitled to the benefits of this Indenture.

                  (b) Definitive, fully registered Notes (the "Definitive Notes") of each series shall be printed, lithographed or engraved or produced by any combination of these methods or may be produced in any other manner permitted by the rules of any securities exchange on which the Notes may be listed, all as determined by the Manager executing such Notes, as evidenced by its execution of such Notes.

                  Each series of Notes offered and sold in reliance on Rule 144A shall be issued initially in the form of one or more permanent global Notes in registered form, substantially in the form set forth in any indenture supplemental hereto (each, a "Rule 144A Global Note"), registered in the name of the nominee of the Depository, deposited with the Indenture Trustee, as custodian for the Depository, duly executed by the Issuer and authenticated by the Indenture Trustee as hereinafter provided. The aggregate principal amount of each Rule 144A Global Note may from time to time be increased or decreased by adjustments made on the records of the Indenture Trustee, as custodian for the Depository or its nominee, in accordance with the instructions given by the Holder thereof, as hereinafter provided.

                  Each series of Notes offered and sold in offshore transactions in reliance on Regulation S shall be issued initially in the form of one or more temporary global Notes in registered form substantially in the form set forth in any indenture supplemental hereto (each, a "Temporary Regulation S Global Note"), registered in the name of the nominee of the Depository, deposited with the Indenture Trustee, as custodian for the Depository, duly executed by the Issuer and authenticated by the Indenture Trustee as hereinafter provided. At any time following the applicable Regulation S Global Note Exchange Date, upon receipt by the Indenture Trustee and the Issuer of a certificate substantially in the form of Exhibit C hereto, executed by Euroclear or Clearstream, as the case may be, together with copies of certificates from Euroclear and Clearstream certifying that they have received certification of non-United States beneficial ownership of a Temporary Regulation S Global Note (or portion thereof) with respect to a series of Notes to be exchanged, one or more permanent global Notes for such series of Notes in registered form substantially in the form set forth in an exhibit to the applicable indenture supplemental hereto (each, a "Permanent Regulation S Global Note"; and together with each Temporary Regulation S Global Note, the "Regulation S Global Notes") duly executed by the Issuer and authenticated by the Indenture Trustee as hereinafter provided shall be deposited with the Indenture Trustee, as custodian for the Depository, and the Note Registrar shall reflect on its books and records the date and a decrease in the principal amount of such Temporary Regulation S Global Note in an amount equal to the principal amount of the beneficial interest in such Temporary Regulation S Global Note exchanged. Subject to Section 2.03(c) hereof, until the Regulation S Global Note Exchange Date with respect to any Temporary Regulation S Global Note, interests in such Temporary Regulation S Global Note may be held only through Agent Members acting for and on behalf of Euroclear and Clearstream.

                  Section 3.04. Temporary Definitive Notes. Pending the preparation of Definitive Notes of any series, the Issuer may execute, and upon receipt of a Officer's Certificate the Indenture Trustee shall authenticate and deliver, temporary Definitive Notes which are printed, lithographed, typewritten, reproduced or otherwise produced, in any authorized denomination, substantially in the form as set forth in the applicable exhibit to any supplemental indenture in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Notes may determine, as evidenced by their execution of such Notes.

                  If temporary Definitive Notes of any series are issued, the Issuer will cause Definitive Notes of that series to be prepared without unreasonable delay. After the preparation of Definitive Notes of such series, the temporary Definitive Notes of such series shall be exchangeable for Definitive Notes of such series upon surrender of such temporary Definitive Notes of such series at the office or agency of the Issuer in a Place of Payment for that series, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Definitive Notes of any series the Issuer shall execute, and the Indenture Trustee shall authenticate and make available for delivery, in exchange therefor a like principal amount of

Definitive Notes of the same series and tenor of authorized denominations. Until so exchanged the temporary Definitive Notes of any series shall in all respects be entitled to the same benefits under this Indenture as Definitive Notes of such series.

                  Section 3.05. Note Registrar and Paying Agent; Registration; Registration of Transfer and Exchange. (a) (1) With respect to each series of Notes, there shall at all times be a Person that maintains an office or agency where Notes of such series may be presented or surrendered for registration of transfer or for exchange (such Person, the "Note Registrar"), and a Person who makes payment with respect thereto (the "Paying Agent") and where notices and demands in respect of the payment of such Notes may be served. The Issuer shall cause the Note Registrar to keep a register of such series of Notes and of their transfer and exchange (the "Note Register"). Written Notice of any change of location of such office or agency shall be given to the Indenture Trustee by the Note Registrar and by the Indenture Trustee to the Issuer and the Holders of such series. In the event that no such office or agency shall be maintained or no such notice of location or of change of location shall be given, presentations and demands may be made and notices may be served at the Corporate Trust Office of the Indenture Trustee.

                  (2) Each Authorized Agent shall be a bank or trust company, shall be a corporation organized and doing business under the laws of the United States or any state or territory thereof or of the District of Columbia, with a combined capital and surplus of at least $50,000,000 and shall be authorized under the laws of the United States or any state or territory thereof to exercise corporate trust powers, subject to supervision by Federal or state authorities (such requirements, the "Eligibility Requirements"). The Indenture Trustee shall initially be a Paying Agent and Note Registrar hereunder with respect to the Notes of each series.

                  (3) Any corporation into which any Authorized Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, consolidation or conversion to which any Authorized Agent shall be a party, or any corporation succeeding to the corporate trust business of any Authorized Agent, shall be the successor of such Authorized Agent hereunder, if such successor corporation is otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the parties hereto or such Authorized Agent or such successor corporation.

                  (4) Any Authorized Agent may at any time resign by giving written notice of resignation to the Indenture Trustee and the Issuer. The Issuer may at any time terminate the agency of any Authorized Agent by giving written notice of termination to such Authorized Agent and to the Indenture Trustee. Upon the resignation or termination of an Authorized Agent or if at any time any such Authorized Agent shall cease to be eligible under this Section (when, in either case, no other Authorized Agent performing the functions of such Authorized Agent shall have been appointed by the Indenture Trustee), the Issuer shall promptly appoint one or more qualified successor Authorized Agents, reasonably satisfactory to the Indenture Trustee, to perform the functions of the Authorized Agent which has resigned or whose agency has been terminated or who shall have ceased to be eligible under this Section. The Indenture Trustee shall assume the duties of the predecessor Authorized Agent until such successor Authorized Agent is appointed. The Issuer shall give written notice of any such appointment made by it to the Indenture Trustee; and in each case the Indenture Trustee shall mail notice of such appointment to all Holders of the related series as their names and addresses appear on the Note Register for such series.

                  (5) The Issuer agrees to pay, or cause to be paid, from time to time to each Authorized Agent reasonable compensation for its services and to reimburse it for its reasonable expenses to be agreed to pursuant to separate agreements with each such Authorized Agent.

                  (b) The Notes are issuable only in registered form. A Holder may transfer a Note only by written application to the Note Registrar stating the name of the proposed transferee and otherwise complying with the terms of this Indenture. No such transfer shall be effective until, and such transferee shall succeed to the rights of a Holder only upon, final acceptance and registration of the transfer by the Note Registrar in the Note Register.

                  Prior to the due presentment for registration of transfer of a Note, the Issuer, the Credit Facility Agent and the Indenture Trustee may deem and treat the applicable registered Holder as the absolute owner and Holder of such Note for the purpose of receiving payment of all amounts payable with respect to such Note and for all other purposes and shall not be affected by any notice to the contrary.

                  Furthermore, any Holder of a Global Note shall, by acceptance of such Global Note, agree that, subject to Section 2.05(b) hereof, transfers of beneficial interests in such Global Note may be effected only through a book-entry system maintained by the Holder of such Global Note (or its agent) and that ownership of a beneficial interest in such Note shall be required to be reflected in a book-entry. To permit registrations of transfers and exchanges, the Issuer shall execute and the Indenture Trustee shall authenticate Notes at the Issuer's request.

                  No service charge to the Holder shall be made for any registration of transfer or exchange of Notes, but the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Notes, other than exchanges pursuant to Section 3.04 or 8.06 not involving any transfer.

                  The Issuer shall not be required (i) to issue, register the transfer of or exchange any Note during a period beginning at the opening of business 15 days before any selection for redemption of Notes of like tenor and of the series of which such Note is a part and ending at the close of business on the earliest date on which the relevant notice of redemption is deemed to have been given to all Holders of Notes of such series to be redeemed, or (ii) to register the transfer of or exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

                  Section 3.06. Mutilated, Destroyed, Lost and Stolen Notes. If any mutilated Note is surrendered to the Indenture Trustee, the Issuer shall execute and the Indenture Trustee shall authenticate and deliver in exchange therefor a new Note of the same series and of like tenor and principal amount and bearing a number not contemporaneously outstanding.

                  If there shall be delivered to the Issuer and the Indenture Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Note and (ii) such security or indemnity as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Issuer or the Indenture Trustee that such Note has been acquired by a bona fide purchaser, the Issuer shall execute and upon its request the Indenture Trustee shall authenticate and make available for delivery, in lieu of any such destroyed, lost or stolen Note, a new Note of the same series and of like tenor and principal amount and bearing a number not contemporaneously outstanding.

                  In case any such mutilated, destroyed, lost or stolen Note has become or is about to become due and payable, the Issuer in its discretion may, instead of issuing a new Note, pay such Note.

                  Upon the issuance of any new Note under this Section, the Issuer may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Indenture Trustee) connected therewith.

                  Every new Note of any series issued pursuant to this Section in lieu of any destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Issuer, whether or not the destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Notes of that series duly issued hereunder.

                  The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

                  Section 3.07. Payments. Pursuant to Section 3.06 of the Security Trust Agreement, all amounts due and payable on the Notes shall be paid by the Issuer to the Indenture Trustee for payment to the Holders; except that
(i) subject to clause (ii), following the occurrence and continuation of a Downgrade Event, the Issuer shall direct the Operating Bank to distribute to the Indenture Trustee all amounts due and payable on the Notes for payment to the Holders (ii) (x) following the receipt of a Notice of Event of Default by the Security Trustee and continuation of the applicable Event of Default (if any Notes are outstanding) or Credit Facility Event of Default (if any Loans are outstanding), and prior to the receipt of an Acceleration Notice by the Issuer, the Security Trustee and the Servicer or (y) upon the receipt of an Acceleration Notice by such parties, the Security Trustee shall direct the Operating Bank to distribute to the Indenture Trustee all amounts due and payable on the Notes for payment to the Holders.

                  Section 3.08. Method of Payment; Interest Rights Preserved.
(a) Unless otherwise provided as contemplated by Section 3.01 with respect to any series of Notes and subject to Section 3.06 of the Security Trust Agreement and Section 5.06 hereof, on each Interest Payment Date, the Indenture Trustee shall, or shall instruct a Paying Agent to, pay to the Holders all principal or Redemption Price of, and interest on the Notes of each series due on such date (other than payments on Notes issued in the form of Definitive Notes); provided, that in the event and to the extent receipt of any payment is not confirmed by the Indenture Trustee or Paying Agent by 1:00 p.m. (New York City time) on such Interest Payment Date or any Business Day thereafter, distribution thereof shall be made on the Business Day following the Business

Day such payment is received; and provided further, that payment on a Temporary Regulation S Global Note shall be made to the Holder thereof only in conformity with Section 3.08(c) hereof. Each payment on any Interest Payment Date other than the Expected Principal Repayment Date (or if the Issuer elects to extend the maturity date of the Notes by an additional one-year period, the Final Maturity Date) or the payment in full on any other date with respect to any series of Notes shall be made by the Indenture Trustee or Paying Agent to the Holders as of the Regular Record Date for such Interest Payment Date. The final payment with respect to any Note, however, shall be made only upon presentation and surrender of such Note by the Holder or its agent at the Corporate Trust Office or agency of the Indenture Trustee or Paying Agent specified in the notice given by the Indenture Trustee or Paying Agent with respect to such final payment. The Indenture Trustee or Paying Agent shall mail such notice of the final payment of each Note to the Holder thereof, specifying the date and amount of such final payment, no later than five Business Days prior to such final payment.

                  (b) At such time, if any, as the Notes of any series are issued in the form of Definitive Notes, payments on an Interest Payment Date shall be made by check mailed to each Holder of a Definitive Note on the applicable Regular Record Date at its address appearing on the Note Register maintained with respect to such series. Alternatively, upon application in writing to the Indenture Trustee, not later than the applicable Regular Record Date, any such payments shall be made by wire transfer to an account designated by such Holder at a financial institution in the United States; provided that the final payment for each series of Notes shall be made only upon presentation and surrender of the Definitive Notes of such series by the Holder or its agent at the Corporate Trust Office or agency of the Indenture Trustee or Paying Agent specified in the notice of such final payment given by the Indenture Trustee or Paying Agent. The Indenture Trustee or Paying Agent shall mail such notice of the final payment of such series to each of the Holders of such series, specifying the date and amount of such final payment no later than five Business Days prior to such final payment.

                  (c) The beneficial owner of a Temporary Regulation S Global Note of any series may arrange to receive interest installments through Euroclear or Clearstream on such Temporary Regulation S Global Note only after delivery by such beneficial owner to Euroclear or Clearstream, as the case may be, of a written certification, substantially in the form of Exhibit D-1 hereto, and upon delivery by Euroclear or Clearstream, as the case may be, to the Paying Agent of a certification or certifications substantially in the form of Exhibit D-2 hereto. No interest shall be paid to any beneficial owner and no interest shall be paid to Euroclear or Clearstream on such beneficial owner's interest in a Temporary Regulation S Global Note unless Euroclear or Clearstream, as the case may be, has provided such a certification to the Paying Agent with respect to such interest.

                  Subject to the foregoing provisions of this Section, each Note delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Note.

                  Section 3.09. Persons Deemed Owners. Prior to due presentment of a Note for registration of transfer, the Issuer, the Indenture Trustee, the Credit Facility Agent and any agent of the Issuer, the Indenture Trustee or the Credit Facility Agent may treat the Person in whose name such Note is registered as the owner of such Note for the purpose of receiving payment of principal of and interest on such Note and for all other purposes whatsoever, whether or not such Note be overdue, and neither the Issuer, the Indenture Trustee nor any agent of the Issuer or the Indenture Trustee shall be affected by notice to the contrary.

                  Notwithstanding the foregoing, with respect to any Global Note, nothing herein shall prevent the Issuer, the Indenture Trustee, or any agent of the Issuer or the Indenture Trustee, from giving effect to any written certification, proxy or other authorization furnished by an Indenture Trustee or impair, as between an Indenture Trustee and holders of beneficial interests in any Global Note, the operation of customary practices governing the exercise of the rights of the Indenture Trustee as Holder of such Global Note.

                  Section 3.10. Cancellation. All Notes surrendered for payment, redemption, registration of transfer or exchange shall, if surrendered to any Person other than the Indenture Trustee, be delivered to the Indenture Trustee and shall be promptly cancelled by it. The Issuer may at any time deliver to the Indenture Trustee for cancellation any Notes previously authenticated and delivered hereunder which the Issuer may have acquired in any manner whatsoever, and may deliver to the Indenture Trustee (or to any other Person for delivery to the Indenture Trustee) for cancellation any Notes previously authenticated hereunder which the Issuer has not issued and sold, and all Notes so delivered shall be promptly cancelled by the Indenture Trustee. No Notes shall be authenticated in lieu of or in exchange for any Notes cancelled as provided in this Section, except as expressly permitted by this Indenture. All cancelled Notes held by the Indenture Trustee shall be disposed of as directed by an Officer's Certificate, except that the Indenture Trustee shall not be required to destroy any such cancelled Notes.

                  Section 3.11. Computation of Interest. Interest on the Notes of each series shall be computed on the basis of a 360-day year and the actual number of days elapsed in each Interest Accrual Period.

                  Section 3.12. Paying Agent to Hold Money in Trust. The Indenture Trustee shall require each Paying Agent other than the Indenture Trustee to agree in writing that all moneys deposited with any Paying Agent for the purpose of any payment on the Notes shall be deposited and held in trust for the benefit of the Holders. Moneys so deposited and held in trust shall constitute a separate trust fund for the benefit of the Holders, with respect to which such money was deposited.

                  The Indenture Trustee may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, direct any Paying Agent to pay to the Indenture Trustee all sums held in trust by such Paying Agent; and, upon such payment by any Paying Agent to the Indenture Trustee, such Paying Agent shall be released from all further liability with respect to such money.

                  Section 3.13. CUSIP, CINS and ISIN Numbers. The Issuer in issuing a series of Notes may use "CUSIP," "CINS," "ISIN" or other identification numbers (if then generally in use), and if so, the Indenture Trustee shall use CUSIP numbers, CINS numbers, ISIN numbers or other identification numbers, as the case may be, in notices of redemption or exchange as a convenience to Holders; provided that any such notice shall state that no representation is made as to the correctness of such numbers either as printed on the Notes of a series or as contained in any notice of redemption or exchange and that reliance may be placed only on the other identification numbers printed on the Notes; provided further, that failure to use "CUSIP," "CINS," "ISIN" or other identification numbers in any notice of redemption or exchange shall not affect the validity or sufficiency of such notice.

                  Section 3.14. Tax Treatment. The Issuer has entered into this Indenture, and the Notes will be issued, with the intention that, for all purposes including U.S. federal, state and local income, single business and franchise tax purposes, the Notes will qualify as indebtedness secured by the Collateral. The Issuer, by entering into this Indenture, and each Holder of a Note, by its acceptance of a Note (and each beneficial owner by its acceptance of an interest in a Note), agrees to treat the notes for all purposes including U.S. federal, state and local income, single business and franchise tax purposes as indebtedness.

                  Section 3.15. Concentration Limit Condition to Issuance. As one of the required conditions to the Issuer's issuance of the Notes after giving effect to such issuance and the use of proceeds thereof, the Issuer together with all Issuer Subsidiaries (if any) shall meet the lessee, region and airframe concentration limits specified in this Section 3.15 ("Concentration Limits"). The lessee and region concentration limits (as described in the next succeeding sentence and below) will not apply unless both the number of Financed Aircraft is at least 10 and the aggregate principal amount of outstanding Notes and Loans exceeds $250,000,000. In addition to the Concentration Limits described below, the Financed Aircraft shall be leased to Lessees habitually based in at least three Regions. With respect to airframe Concentration Limits, the following two provisions apply: (a) at no time will the Financed Aircraft consist solely of widebody aircraft and (b) so long as not less than 80% of the number of Financed Aircraft are narrowbody aircraft, any widebody aircraft will be disregarded in determining the lessee and region Concentration Limits.

                                   PERCENTAGE OF PORTFOLIO
LESSEE CONCENTRATION LIMITS(1)      BY APPRAISED VALUE(2)
------------------------------     -----------------------
Single Lessee                                30%
Any five Lessees                             80%

                                   PERCENTAGE OF PORTFOLIO
REGIONAL CONCENTRATION LIMITS(3)    BY APPRAISED VALUE(4)
--------------------------------   -----------------------
Single Region                                50%

--------------

(1) For purposes of determining Concentration Limits, Lessees include any direct subsidiary and/or parent of such Lessee at the time the applicable Lease is entered into. Notwithstanding the foregoing, Air France Airlines and KLM Royal Dutch Airlines shall be considered to be two separate Lessees.

(2) This percentage is obtained by dividing the most recent Appraised Value of all Financed Aircraft leased or to be leased to a Lessee or any five Lessees, as the case may be, by the most recent Appraised Value of all Financed Aircraft then owned or to be owned by the Issuer or its Subsidiaries. With respect to any Aircraft or Substitute Aircraft to be leased to a Lessee or to be owned by the Issuer or its Subsidiary, such Aircraft or Substitute Aircraft to be financed with the proceeds of any pending Note Offering or borrowing (or series of borrowings) of Loans are included.

(3) The designation of "Regions" is as follows: North America; Latin America (includes Mexico); Europe; Asia/Pacific; and Africa/Middle East.

                  Section 3.16. Pro Rata Treatment. Each Holder, by virtue of holding a Note, agrees to be bound to the provisions of Section 3.08 of the Security Trust Agreement.

                                   ARTICLE IV

                           SATISFACTION AND DISCHARGE

                  Section 4.01. Satisfaction and Discharge of Indenture. This Indenture shall cease to be of further effect (except as to any surviving rights of registration of transfer or exchange of Notes herein expressly provided for), and the Indenture Trustee, at the expense of the Issuer, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, which instruments shall be reasonably requested by the Issuer, when

                  (1) all Notes theretofore authenticated and delivered (other than (A) Notes which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 3.06, (B) Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from such trust, as provided in Section 9.02) have been delivered to the Indenture Trustee for cancellation and (C) Notes defeased under Section 11.02;

                  (2) the Issuer has paid or caused to be paid all other sums payable hereunder by the Issuer; and

                  (3) the Issuer has delivered to the Indenture Trustee an Officer's Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

                  Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Issuer to the Indenture Trustee under Section 6.07, and, if money shall have been deposited with the Indenture Trustee, the obligations of the Indenture Trustee under Section 4.02 and the last paragraph of Section 9.02 shall survive.

                  Section 4.02. Application of Trust Money. Subject to the provisions of the last paragraph of Section 9.02, all money deposited with the Indenture Trustee pursuant to Section 4.01 shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, as the Indenture Trustee may determine, to the Persons entitled

----------------
(4) This percentage is obtained by dividing the most recent Appraised Value of all Aircraft leased or to be leased to Lessees habitually based in the applicable Regions by the most recent Appraised Value of all Aircraft then owned or to be owned by the Issuer or its Subsidiaries. With respect to Aircraft or Substitute Aircraft to be leased to a Lessee or to be owned by the Issuer or its Subsidiary, such Aircraft or Substitute Aircraft to be financed with the proceeds of any pending Note Offering or borrowing (or series of borrowings) of Loans are included.

thereto, of the principal and interest for whose payment such money has been deposited with the Indenture Trustee.

                                   ARTICLE V

                                    REMEDIES

                  Section 5.01. Events of Default. "Event of Default," wherever used herein with respect to Notes of any series, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

                  (1) default in the payment of any interest upon any Note when it becomes due and payable, and such default continues for a period of five Business Days; or

                  (2)      default in the payment of the principal of any Note;
         or

                  (3) default by the Issuer or a Subsidiary to comply in any material respect with any of its covenants or obligations binding on it under this Indenture, the Security Trust Agreement or any Notes (other than a payment default for which provision is made in clause (1) or (2) above) or inaccuracy in any material respect of any representation made by the Issuer or a Subsidiary in this Indenture, the Security Trust Agreement or any Notes at the time made or deemed to be made, or a failure by ILFC Rhino I LLC to comply in any material respect with any of its covenants or obligations binding on it under the Security Trust Agreement or inaccuracy in any material respect of any representation made by ILFC Rhino I LLC in the Security Trust Agreement at the time made or deemed to be made, in each case if such failure or such breach continues for a period of 90 days (or, if the Issuer, any Subsidiary or ILFC Rhino I LLC, as the case may be, failed to give Written Notice of such failure or such breach within one Business Day after obtaining actual knowledge thereof, 90 days less the number of days elapsed between the date the Issuer, any Subsidiary or ILFC Rhino I, as the case may be, obtained actual knowledge and the date such entity gives such Written Notice, but in no event less than one Business Day) after Written Notice thereof to the Issuer by the Indenture Trustee pursuant to the direction of the Holders of a majority of the aggregate Outstanding Principal Amount of the Notes; or

                  (4) the entry by a court having jurisdiction in the premises of a decree or order for (i) relief in respect of the Issuer, any Subsidiary or ILFC Rhino I LLC, under any Applicable Law relating to bankruptcy, insolvency, receivership, winding-up, liquidation, reorganization, examination, relief of debtors or other similar law now or hereafter in effect, (ii) appointment of a receiver, liquidator, examiner, assignee, custodian, trustee, sequestrator or similar official of the Issuer, any Subsidiary or ILFC Rhino I LLC, or (iii) the winding up or liquidation of the affairs of the Issuer, any Subsidiary or ILFC Rhino I LLC, and, in each case, such decree or order will remain unstayed or such writ or other process will not have been stayed or dismissed within 60 days from entry thereof; or

                  (5) (a) the commencement by the Issuer, any Subsidiary or ILFC Rhino I LLC of a voluntary case or proceeding under any Applicable Law relating to bankruptcy, insolvency, receivership, winding-up, liquidation, reorganization, examination, relief of debtors or other similar law now or hereafter in effect, or the consent by it to the entry of an order for relief in any involuntary case under any such law, (b) consent by the Issuer, any Subsidiary or ILFC Rhino I LLC to the appointment of or taking possession by a receiver, liquidator, examiner, assignee, custodian, trustee, sequestrator or similar official of the Issuer, any Subsidiary or ILFC Rhino I LLC, or for all or substantially all of the property and assets of the Issuer, any Subsidiary or ILFC Rhino I LLC or (c) the effecting by the Issuer, any Subsidiary or ILFC Rhino I LLC of any general assignment for the benefit of its creditors; or

                  (6) the rendering of a judgment or order for the payment of money in excess of $50,000,000 against the Issuer, any Subsidiary or ILFC Rhino I LLC if either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (ii) there shall be any period of ten consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; provided, however, that any such judgment or order will not give rise to an Event of Default if and for so long as (x) the amount of such judgment or order is covered by a valid and binding policy of insurance between the defendant and an insurer covering payment thereof and (y) such insurer, which will be rated at least A1 by Moody's Investor Services and A+ by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., or any similar successor entity, has been notified of, and has not disputed the claim made for payment of, the amount of such judgment or order; or

                  (7) impairment in any material respect of the security interest in the Collateral granted pursuant to the Security Trust Agreement; or

                  (8) a Guarantor's Event of Default has occurred and is continuing with respect to the Guarantor under the Guaranty; or

                  (9) a Credit Facility Event of Default has occurred and is continuing so long as any Loan is outstanding; or

                  (10) a violation of the limited liability company agreement of either the Issuer or ILFC Rhino I LLC occurs; or

                  (11) the Issuer or ILFC Rhino I LLC ceases to be 100% owned (directly or indirectly) by ILFC.

                  Section 5.02. Acceleration of Maturity; Rescission and Annulment. Within 30 days of the occurrence of an Event of Default of which a Responsible Officer of the Indenture Trustee has actual knowledge, the Indenture Trustee will give notice to the Holders, with a copy to the Security Trustee, the Guarantor, the Credit Facility Agent and the Servicer, transmitted by mail, of all uncured or unwaived defaults under this Indenture known to it on such date unless such Event of Default shall have been cured or waived prior to the sending of such notice (a "Default Notice"). If an Event of Default (other than an Event of Default under clause (4) or (5) of Section 5.01) shall have occurred and shall be continuing, the Indenture Trustee, when instructed in writing by the Holders of not less than a majority of the aggregate Outstanding Principal Amount of the Notes, will give an acceleration notice (an "Acceleration Notice") to the Issuer, the Credit Facility Agent, the Servicer, the Security Trustee and the Operating Bank declaring the Outstanding Principal Amount of the Notes and all accrued and unpaid interest thereon to be due and payable.

                  If (1) an Event of Default under clause (4) or (5) of Section
5.01 occurs, (2) a Guarantor Event of Default under Section 12(c) of the Guaranty occurs, (3) a Credit Facility Event of Default under Section 10.1.2 of the Credit Facility Agreement occurs or (4) the Loans are accelerated under the Credit Facility, the Outstanding Principal Amount of the Notes and all accrued and unpaid interest thereon will automatically become due and payable without any further action by any party.

                  So long as Loans are outstanding, in the event that after 60 days (30 days in the case of a default under clause (1) or (2) of Section 5.01) after the Acceleration Notice is provided, the Holders and Lenders representing more than 50% of the aggregate principal amount of all Notes and Loans outstanding fail to provide a written direction to the Security Trustee, then the provisions under Section 8.02(d) of the Security Trust Agreement will be applied.

                  Following acceleration of the Notes, the provisions regarding priority of payments under Section 3.06 of the Security Trust Agreement will apply.

                  At any time after the Indenture Trustee has declared the Outstanding Principal Amount of the Notes to be due and payable and prior to the exercise of any other remedies pursuant to this Indenture, the Indenture Trustee, upon the written direction of the Holders of a majority of the Outstanding Principal Amount of the Notes, shall by written notice to the Issuer, the Credit Facility Agent, the Servicer, the Security Trustee and the Operating Bank rescind and annul such declaration and thereby annul its consequences if:

                  (1) there has been paid to the Holders amounts sufficient to pay all overdue installments of interest on the Notes, and the principal of the Notes that would have become due otherwise than by such declaration of acceleration;

                  (2) the rescission would not conflict with any judgment or decree;

                  (3) all other Events of Default and Credit Facility Events of Default (if any Loan is outstanding), other than nonpayment of interest and principal on the Notes and Loans that have become due solely because of such acceleration, have been cured or waived; and

                  (4) the acceleration of the Credit Facility has been rescinded (if any Loan is outstanding).

                  No such rescission shall affect any subsequent default or impair any right consequent thereon.

                  Section 5.03. Collection of Indebtedness and Suits for Enforcement by Indenture Trustee. The Issuer covenants that if:

                  (1) default is made in the payment of any interest upon any Note when it becomes due and payable and such default continues for a period of five Business Days or more,

                  (2) default is made in the payment of the principal of any Note, or

                  (3) default is made in the making or satisfaction of any payment obligation when and if the same becomes due pursuant to the terms of any Note,

the Issuer will, upon demand of the Indenture Trustee, pay to it, for the benefit of the Holders of such Notes, the whole amount then due and payable on such Notes for principal, and interest and, to the extent that payment of such interest shall be legally enforceable, interest on any overdue principal and on any overdue interest, at the rate or rates prescribed therefor in such Notes, and, in addition thereto, such further amount as shall be sufficient to cover the cost and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee, its agents and counsel.

                  If the Issuer fails to pay such amounts forthwith upon such demand, the Indenture Trustee, at the direction of a majority of the Holders, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may, subject to the terms of the Security Trust Agreement, enforce the same against the Issuer or any other obligor upon such Notes and collect the moneys adjudged or decreed to be payable in the manner provided under the Security Trust Agreement out of the property of the Issuer or any other obligor upon such Notes, wherever situated.

                  Section 5.04. Indenture Trustee May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Issuer or any other obligor upon the Notes or the property of the Issuer or of such other obligor or their creditors, the Indenture Trustee (irrespective of whether the principal of the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Indenture Trustee shall have made any demand on the Issuer for the payment of overdue principal or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise,

                  (1) to file and prove a claim for the whole amount of principal and interest, if any, owing and unpaid in respect of the Notes and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Indenture Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee, its agents and counsel) and of the Holders allowed in such judicial proceeding, and

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

                  (2) so long as no amounts in respect of the Loans are outstanding, to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Indenture Trustee and, in the event that the Indenture Trustee shall consent to the making of such payments directly to the Holders, to pay to the Indenture Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee, its agents and counsel, and any other amounts due the Indenture Trustee under Section 6.07; if there are any Loans outstanding, then the provisions under Section 8.02 of the Security Trust Agreement will apply.

                  Nothing herein contained shall be deemed to authorize the Indenture Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof or to authorize the Indenture Trustee to vote in respect of the claim of any Holder in any such proceeding.

                  Section 5.05. Indenture Trustee May Enforce Claims Without Possession of Notes. All rights of action and claims under this Indenture or the Notes may be prosecuted and enforced by the Indenture Trustee without the possession of any of the Notes or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Indenture Trustee shall be brought upon the direction of a majority of the Holders, and any recovery of judgment shall be paid and applied as provided in Section 5.06.

                  Section 5.06. Application of Money Collected. Any money received with respect to the Notes or this Indenture by the Indenture Trustee or any Holder after receipt of a Notice of Event of Default by the Security Trustee (other than moneys received from the Security Trustee pursuant to the Security Trust Agreement) shall be paid to the Security Trustee, which in turn will distribute such money in accordance with Section 3.06 of the Security Trust Agreement.

                  All moneys received from the Security Trustee pursuant to
Section 3.06 of the Security Trust Agreement (other than such amounts received by the Indenture Trustee under Section 3.06(c)(i) of the Security Trust Agreement) shall be distributed by the Indenture Trustee in the order of priority set forth below but, in each case, only to the extent that all amounts ranking prior thereto have been paid in full:

                  (i) First, to the Holders, all accrued and unpaid interest due and payable on the Notes pro rata according to the amount of accrued and unpaid interest on the Notes, and any Break Amount due to the Holders;

                  (ii) Second, to the Holders, pro rata an amount equal to the principal due with respect to the Notes outstanding; and

                  (iii)    Third, to the Issuer any amounts remaining.

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

                  Section 5.07. Limitation on Suits. No Holder of any Note of shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless

                  (1) such Holder has previously given written notice to the Indenture Trustee of a continuing Event of Default with respect to the Notes;

                  (2) the Holders of a majority in Outstanding Principal Amount of Notes shall have made written request to the Indenture Trustee to institute proceedings in respect of such Event of Default;

                  (3) such Holder or Holders have offered to the Indenture Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

                  (4) the Indenture Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding;

                  (5) no direction inconsistent with such written request has been given to the Indenture Trustee during such 60-day period by the Holders of a majority in principal amount of the Outstanding Notes; and

                  (6) no direction inconsistent has been given to the Security Trustee in accordance with Section 8.02 of the Security Trust Agreement.

it being understood and intended that no one or more of such Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other of such Holders, or to obtain or to seek to obtain priority or preference over any other of such Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all of such Holders.

                  Section 5.08. Unconditional Right of Holders to Receive Principal and Interest. Notwithstanding any other provision in this Indenture, the Holder of any Note shall have the right, which is absolute and unconditional, to receive payment of the principal of and (subject to Section 3.08) Interest (and Break Amount, if any) on such Note on the Expected Principal Repayment Date (or if the Issuer elects to extend the maturity date of the Notes by an additional one-year period, the Final Maturity Date), or, in the case of redemption, on the Redemption Date, and on each Interest Payment Date, and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder. Any such amounts recovered after a Notice of Event of Default shall be delivered to the Security Trustee for distribution in accordance with the Security Trust Agreement.

                  Section 5.09. Restoration of Rights and Remedies. If the Indenture Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined to have been instituted adversely to the Indenture Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Issuer, the Indenture Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and

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

thereafter all rights and remedies of the Indenture Trustee and the Holders shall continue as though no such proceeding had been instituted.

                  Section 5.10. Rights and Remedies Cumulative. Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes in the last paragraph of Section 3.06, no right or remedy herein conferred upon or reserved to the Indenture Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. To the extent permitted by applicable law, the assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

                  Section 5.11. Delay or Omission Not Waiver. To the extent permitted by Applicable Law, no delay or omission of the Indenture Trustee or of any Holder of any Notes to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Indenture Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Indenture Trustee or by the Holders, as the case may be.

                  Section 5.12. Control by Holders. Subject to the provisions of the Security Trust Agreement, the Holders of a majority in Outstanding Principal Amount of Notes shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee, or exercising any trust or power conferred on the Indenture Trustee, with respect to the Notes, provided that,

                  (1) such direction shall not be in conflict with any rule of law or with this Indenture and the Security Trust Agreement, and

                  (2) the Indenture Trustee may take any other action deemed proper by the Indenture Trustee which is not inconsistent with such direction.

                  Section 5.13. Waiver of Past Defaults. The Holders of not less than a majority in Outstanding Principal Amount of Notes may, on behalf of the Holders of all the Notes, waive any past default hereunder with respect to such series and its consequences, except a default,

                  (1) in the payment of the principal of, or interest on any Note, or

                  (2) in respect of a covenant or provision hereof which under Article Eight cannot be modified or amended without the consent of the Holder of each Outstanding Note affected;

with respect to which the consent of the Holders of 100% of the Outstanding Principal Amount of Notes shall be required.

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

                  In no event may a modification be made if such modification could cause the Issuer or ILFC Rhino I LLC to be treated as a corporation or a publicly traded partnership taxable as a corporation for United States federal income tax purposes.

                  The Issuer may, but shall not be obligated to, fix a record date for the purpose of determining the Persons entitled to waive any past default hereunder. If a record date is fixed, the Holders on such record date, or their duly designated proxies, and only such Persons, shall be entitled to waive any default hereunder, whether or not such Holders remain Holders after such record date; provided, that unless such majority in principal amount shall have been obtained prior to the date which is 90 days after such record date, any such waiver previously given shall automatically and without further action by any Holder be cancelled and of no further effect.

                  Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

                  Section 5.14. Undertaking for Costs. All parties to this Indenture agree, and each Holder of any Note by his or her acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Indenture Trustee for any action taken, suffered or omitted by it as Indenture Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant, but the provisions of this Section shall not apply to any suit instituted by the Indenture Trustee, to any suit instituted by any Holder or group of Holders holding in the aggregate more than the majority in Outstanding Principal Amount of Notes, or to any suit instituted by any Holder for the enforcement of the payment of the principal of, or interest (and Break Amount, if any) on any Note on or after the Final Maturity Date expressed in such Note (or, in the case of redemption, on or after the Redemption Date).

                  Section 5.15. Waiver of Stay or Extension Laws. The Issuer covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Issuer (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Indenture Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

                  Section 5.16. Rights Under Other Agreements. Neither the Holders nor the Indenture Trustee shall have any rights under the Guaranty, any Issuer Subsidiary Guaranty or the Security Trust Agreement to institute proceedings on their own behalf; rather all rights under those agreements and all rights with respect to the Collateral must be enforced by the Security Trustee only. The Holders, by acceptance of a Note under this Indenture, authorize the Indenture Trustee to appoint the Security Trustee as such under the Security Trust Agreement to act on behalf of the Indenture Trustee and the Holders with respect to enforcing the Guaranty or any Issuer Subsidiary Guaranty and with respect to the Collateral. In the event of a conflict between the Security Trust Agreement and this Indenture, the provisions of the Security Trust Agreement shall govern.

                  Section 5.17. Amendments to Other Agreements. Any amendment or modification to the Security Trust Agreement which materially adversely affects the Holders shall require the consent of Holders of not less than a majority in Outstanding Principal Amount of the Notes affected thereby; provided that, any amendment or modification to Section 2.01 or 3.04 of the Security Trust Agreement that materially adversely affects the Holders shall require the consent of the Holder of each Outstanding Note affected thereby.

                  Any release of the Guaranty or change to the absolute and unconditional nature of the Guaranty shall require the consent of the Holder of each Outstanding Note affected thereby.

                                   ARTICLE VI

                              THE INDENTURE TRUSTEE

                  Section 6.01. Certain Duties and Responsibilities. (1) Except during the continuance of an Event of Default,

                  (i) the Indenture Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Indenture Trustee; and

                  (ii) in the absence of negligence or bad faith on its part, the Indenture Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Indenture Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Indenture Trustee, the Indenture Trustee shall be under a duty to examine the same to determine whether or not they conform on their face to the requirements of this Indenture.

                  (2) In case an Event of Default has occurred and is continuing, the Indenture Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his own affairs.

                  (3) No provision of this Indenture shall be construed to relieve the Indenture Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that,

                  (i) this Subsection shall not be construed to limit the effect of Subsection (1) of this Section;

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

                  (ii) the Indenture Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Indenture Trustee was negligent in ascertaining the pertinent facts;

                  (iii) the Indenture Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of a majority in Outstanding Principal Amount of Notes, determined as provided in
         Section 5.12, relating to the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee, or exercising any trust or power conferred upon the Indenture Trustee, under this Indenture with respect to the Notes of such series; and

                  (iv) no provision of this Indenture shall require the Indenture Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or indemnity satisfactory to it against such risk or liability is not reasonably assured to it.

                  (4) Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Indenture Trustee shall be subject to the provisions of this Section.

                  The Holders, by acceptance of a Note under this Indenture, authorize the Indenture Trustee to appoint the Security Trustee as such under the Security Trust Agreement to act on its behalf and on behalf of the Indenture Trustee with respect to the Collateral and the Guaranty.

                  Section 6.02. Notice of Defaults. Pursuant to Section 5.02 hereof, within 30 days after the occurrence of any Event of Default hereunder, the Indenture Trustee shall transmit by mail to all Holders, as their names and addresses appear in the Note Register, the Security Trustee, the Guarantor, the Credit Facility Agent and the Servicer a Default Notice of such Event of Default and all other uncured or unwaived defaults hereunder actually known to a Responsible Officer of the Indenture Trustee, unless such Event of Default shall have been cured or waived prior to the giving of such notice; provided, however, that, except in the case of an Event of Default in the payment of the principal of or interest on any Note, the Indenture Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors or Responsible Officers of the Indenture Trustee in good faith determine that the withholding of such notice is in the interest of the Holders of Notes.

                  Section 6.03. Certain Rights of Indenture Trustee. Subject to the provisions of Section 6.01:

                  (1) the Indenture Trustee may conclusively rely and shall be fully protected in acting or refraining from upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

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

                  (2) any request or direction of the Issuer mentioned herein shall be sufficiently evidenced by a Officer's Certificate or as otherwise expressly provided herein and any resolution of the Managers may be sufficiently evidenced by a Managers' Resolution;

                  (3) whenever in the administration of this Indenture the Indenture Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Indenture Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith or negligence on its part, rely upon a Manager's Certificate or Officer's Certificate;

                  (4) the Indenture Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

                  (5) the Indenture Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Indenture Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

                  (6) the Indenture Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Indenture Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Indenture Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Issuer, personally or by agent or attorney; and

                  (7) the Indenture Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, attorneys, custodians or nominees and the Indenture Trustee shall not be responsible for any misconduct or negligence on the part of any agent, attorney, custodian or nominee appointed with due care by it hereunder.

                  Section 6.04. Not Responsible for Recitals or Issuance of Notes. The recitals contained herein and in the Notes, except the Indenture Trustee's certificates of authentication, shall be taken as the statements of the Issuer, and the Indenture Trustee assumes no responsibility for their correctness. The Indenture Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Notes. The Indenture Trustee shall not be accountable for the use or application by the Issuer of Notes or the proceeds thereof.

                  Section 6.05. May Hold Notes. The Indenture Trustee, any Paying Agent, any Note Registrar or any other agent of the Issuer, in its individual or any other capacity, may become the owner or pledgee of Notes and, subject to Section 6.08, may otherwise deal with the

Issuer with the same rights it would have if it were not Indenture Trustee, Paying Agent, Note Registrar or such other agent.

                  Section 6.06. Money Held in Trust. The Indenture Trust holds all sums held by it for the payment of principal of or interest (or Break Amount, if any) on the Notes in trust. Money held by the Indenture Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Indenture Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed with the Issuer.

                  Section 6.07. Compensation and Reimbursement. The Issuer agrees:

                  (1) to pay to the Indenture Trustee from time to time such compensation as shall be agreed to in writing between the Issuer and the Indenture Trustee for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

                  (2) except as otherwise expressly provided herein, to reimburse the Indenture Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Indenture Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and

                  (3) to indemnify the Indenture Trustee for, and to hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of the trust or trusts hereunder or in connection with this Indenture, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.

                  The provisions of this Section 6.07 shall survive any defeasance of the Notes in accordance with Article Eleven and the resignation and removal of the Indenture Trustee in accordance with Section 6.10 and any termination of this Indenture.

                  Section 6.08. Disqualification; Conflicting Interests. The Indenture Trustee shall be subject to the provisions of Section 310(b) of the Trust Indenture Act during the period of time provided for therein. If the Indenture Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Indenture Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Indenture. Nothing herein shall prevent the Indenture Trustee from filing with the Commission the application referred to in the second to last paragraph of Section 310(b) of the Trust Indenture Act.

                  Section 6.09. Corporate Trustee Required; Eligibility. There shall at all times be an Indenture Trustee which shall be eligible to act as a trustee under Section 310(a) of the Trust Indenture Act and shall meet the Eligibility Requirements. If such corporation publishes reports of conditions at least annually, pursuant to law or to the requirements of federal, state, territorial or District of Columbia supervising or examining authority, then for the purposes of this

Section 6.09, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of conditions so published.

                  In case at any time the Indenture Trustee shall cease to be eligible in accordance with the provisions of this Section 6.09 to act as Indenture Trustee, the Indenture Trustee shall resign immediately as Indenture Trustee in the manner and with the effect specified in Section 6.10 hereof.

                  Section 6.10. Resignation and Removal; Appointment of Successor. (1) No resignation or removal of the Indenture Trustee and no appointment of a successor Indenture Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Indenture Trustee in accordance with the applicable requirements of Section 6.11.

                  (2) The Indenture Trustee may resign at any time by giving 30 days' prior Written Notice to the Issuer, the Servicer, the Security Trustee, the Credit Facility Agent, and the Holders in which case the Issuer shall appoint a successor Indenture Trustee. If the instrument of acceptance by a successor Indenture Trustee required by Section 6.11 shall not have been delivered to the Indenture Trustee within 30 days after the giving of such notice of resignation, the resigning Indenture Trustee may petition any court of competent jurisdiction for the appointment of a successor Indenture Trustee with respect to the Notes.

                  (3) The Indenture Trustee may be removed at any time by Act of the Holders of a majority of the Outstanding Principal Amount of the Notes delivered to the Indenture Trustee and to the Issuer.

                  (4)      If at any time:

                  (i)      the Indenture Trustee shall fail to comply with
         Section 6.08 after written request for compliance by the Issuer or by any Holder who has been a bona fide Holder of a Note for at least six months, or

                  (ii) the Indenture Trustee shall cease to be eligible under Section 6.09 and shall fail to resign after written request for resignation by the Issuer or by any such Holder, or

                  (iii) the Indenture Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Indenture Trustee or of its property shall be appointed or any public officer shall take charge or control of the Indenture Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (A) the Issuer by a Managers' Resolution may remove the Indenture Trustee, or (B) subject to Section 5.14, any Holder who has been a bona fide Holder of a Note for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Indenture Trustee and the appointment of a successor Indenture Trustee or Indenture Trustees.

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

                  (5) If the Indenture Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Indenture Trustee for any cause, the Issuer, by a Managers' Resolution, shall promptly appoint a successor Indenture Trustee or Indenture Trustees with respect to the Notes (it being understood that at any time there shall be only one Indenture Trustee with respect to the Notes) and shall comply with the applicable requirements of Section 6.11. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Indenture Trustee is not appointed by the Issuer, then a successor shall be appointed by Act of the Holders of a majority in Outstanding Principal Amount of the Notes delivered to the Issuer and the retiring Indenture Trustee, and the successor Indenture Trustee so appointed shall, forthwith upon its acceptance of such appointment in accordance with the applicable requirements of
Section 6.11, become the successor Indenture Trustee. If no successor Indenture Trustee shall have been so appointed by the Issuer or the Holders and accepted appointment in the manner required by Section 6.11, any Holder who has been a bona fide Holder of a Note for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Indenture Trustee with respect to the Notes of such series.

                  (6) The Issuer shall give notice of each resignation (other than pursuant to Section 6.10(2)) and each removal of the Indenture Trustee and each appointment of a successor Indenture Trustee by mailing written notice of such event by first-class mail, postage prepaid, to all Holders as their names and addresses appear in the Note Register and to the Credit Facility Agent. Each notice shall include the name of the successor Indenture Trustee and the address of its Corporate Trust Office.

                  Section 6.11. Acceptance of Appointment by Successor. (1) In case of the appointment hereunder of a successor Indenture Trustee, every such successor Indenture Trustee so appointed shall execute, acknowledge and deliver to the Issuer and to the retiring Indenture Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Indenture Trustee shall become effective and such successor Indenture Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Indenture Trustee; but, on the request of the Issuer or the successor Indenture Trustee, such retiring Indenture Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Indenture Trustee all the rights, powers and trusts of the retiring Indenture Trustee and shall duly assign, transfer and deliver to such successor Indenture Trustee all property and money held by such retiring Indenture Trustee hereunder.

                  (2) Upon request of any such successor Indenture Trustee, the Issuer shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Indenture Trustee all such rights, powers and trusts referred to in paragraph (1) of this Section, as the case may be.

                  (3) No successor Indenture Trustee shall accept its appointment unless at the time of such acceptance such successor Indenture Trustee shall be qualified and eligible under this Article.

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                  Section 6.12. Merger, Conversion, Consolidation or Succession
to Business. Any corporation into which the Indenture Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Indenture Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Indenture Trustee, shall be the successor of the Indenture Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Indenture, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Notes shall have been authenticated, but not delivered, by the Indenture Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Indenture Trustee may adopt such authentication and deliver the Notes so authenticated with the same effect as if such successor Indenture Trustee had itself authenticated such Notes.

                  Section 6.13. Calculations. (1) Calculation and Application of Interest Amounts. Upon the issuance of a series of Notes, the Indenture Trustee shall notify the Reference Agent of the number of days in the initial Interest Accrual Period. The Indenture Trustee shall, not later than five Business Days prior to each Interest Payment Date, make the following calculations or determinations with respect to interest due on the Notes on such Interest Payment Date and any calculations required to make each of the payments on the Notes contemplated by this Agreement and the Security Trust Agreement, as applicable, and shall inform the Servicer and the Security Trustee of such amounts:

                  (a) based on information provided to it by the Reference Agent or as provided for in the Reference Agency Agreement, the applicable interest rate on each series of the Notes based on LIBOR determined on the Reference Date for the relevant Interest Accrual Period; provided that if LIBOR is unavailable, then such rate shall be based on the Base Rate; and

                  (b) the amount of Interest due in respect of each series of Notes on such Interest Payment Date.

                  (2) Calculation of Principal Payment Amounts on the Notes. After the Expected Principal Repayment Date, the Indenture Trustee shall, not later than five Business Days prior to each Interest Payment Date, calculate or determine the following with respect to principal payments due on the Notes on such Interest Payment Date:

                  (a) the Outstanding Principal Amount of each series of the Notes on such Interest Payment Date immediately prior to any principal payment on such date; and

                  (b) the Outstanding Principal Amount, if any, to be paid with respect to each series of Notes on each Interest Payment Date.

                  (3) Calculation of Redemption and Break Amounts. (a) The Indenture Trustee shall, not later than three Business Days prior to each Redemption Date on which a Redemption of any series of Notes is scheduled to occur, perform the calculation necessary to determine the amount required for Redemption and the accrued and unpaid interest on the Notes to be redeemed.

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

                  (b) The Indenture Trustee shall, not later than one Business Day prior to payment or redemption of Notes on any day other than an Interest Payment Date, perform the calculations necessary to determine the Break Amount, if any, with respect to each series of Notes.

                  (4) Calculation of Any Other Required Amounts. The Indenture Trustee shall determine as soon as practicable after each Calculation Date, but in no event later than four Business Days preceding the immediately succeeding Interest Payment Date, the amounts payable on the Notes during the period commencing on the preceding Interest Payment Date and ending on such Interest Payment Date and provide any information, determinations and calculations required in accordance with this Agreement and the Security Trust Agreement as they relate to the Notes.

                                  ARTICLE VII

           HOLDERS' LISTS AND REPORTS BY INDENTURE TRUSTEE AND ISSUER

                  Section 7.01. Issuer to Furnish Indenture Trustee and Credit Facility Agent Names and Addresses of Holders. (a) The Issuer will furnish or cause to be furnished to the Indenture Trustee:

                  (1) semiannually, not more than 15 days after each August 1 and February 1, a list, each in such form as the Indenture Trustee may reasonably require, of the names and addresses of the Holders of Notes of such series as of the preceding September 15 or January 15, as the case may be; and

                  (2) at such other times as the Indenture Trustee may request in writing, within 30 days after the receipt by the Issuer of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished;

excluding from any such list names and addresses received by the Indenture Trustee in its capacity as Note Registrar.

                  (b) From time to time, after an Event of Default, the Issuer will furnish or cause to be furnished to the Credit Facility Agent, upon the request of the Credit Facility Agent, a list in the form and with the content as specified in Section 7.01(a).

                  Section 7.02. Preservation of Information; Communications to Holders. (1) The Indenture Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list furnished to the Indenture Trustee as provided in Section 7.01 and the names and addresses of Holders received by the Indenture Trustee in its capacity as Note Registrar. The Indenture Trustee may destroy any list furnished to it as provided in Section 7.01 upon receipt of a new list so furnished.

                  (2) If three or more Holders (herein referred to as "applicants") apply in writing to the Indenture Trustee, and furnish to the Indenture Trustee reasonable proof that each such applicant has owned a Note for a period of at least one month preceding the date of such

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

application, and such application states that the applicants desire to communicate with other Holders with respect to their rights under this Indenture or under the Notes and is accompanied by a copy of the form of proxy or other communication which such applicants propose to transmit, then the Indenture Trustee shall, within five business days after the receipt of such application, at its election, either

                  (i) afford such applicants access to the information preserved at the time by the Indenture Trustee in accordance with
         Section 7.02(1), or

                  (ii) inform such applicants as to the approximate number of Holders whose names and addresses appear in the information preserved at the time by the Indenture Trustee in accordance with
         Section 7.02(1), and as to the approximate cost of mailing to such Holders the form of proxy or other communication, if any, specified in such application.

                  If the Indenture Trustee shall elect not to afford such applicants access to such information, the Indenture Trustee shall, upon the written request of such applicants, mail to each Holder whose name and address appear in the information preserved at the time by the Indenture Trustee in accordance with Section 7.02(1) a copy of the form of proxy or other communication which is specified in such request, with reasonable promptness after a tender to the Indenture Trustee of the material to be mailed and of payment, or provision for the payment, of the reasonable expenses of mailing.

                  (3) Every Holder of Notes, by receiving and holding the same, agrees with the Issuer and the Indenture Trustee that neither the Issuer nor the Indenture Trustee nor any agent of either of them shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Holders in accordance with Section 7.02(2), regardless of the source from which such information was derived, and that the Indenture Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under Section 7.02(2).

                  Section 7.03. Reports by Indenture Trustee. Within 60 days after the first June 15 occurring subsequent to the initial issuance of Notes hereunder and within 60 days after June 15 in each year thereafter, the Indenture Trustee shall transmit by mail to all Holders, as their names and addresses appear in the Note Register, a brief report dated as of such June 15 with respect to any of the following events which may have occurred within the previous 12 months (but if no such event has occurred within such period no report need be transmitted):

                  (i) any change to its eligibility under Section 6.09 and its qualifications under Section 6.08;

                  (ii) any change to the property and funds, if any, physically in the possession of the Indenture Trustee as such on the date of such report;

                  (iii) any additional issue of Notes which the Indenture Trustee has not previously reported; and

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

                  (iv) any action taken by the Indenture Trustee in the performance of its duties hereunder which it has not previously reported and which in its opinion materially affects the Notes.

                  In addition, the Indenture Trustee, at the expense of the Issuer, shall deliver to each Holder, not later than the latest date permitted by law, such information as may be reasonably requested (and reasonably available to the Indenture Trustee) to enable such Holder to prepare its federal and state income tax returns.

                  Section 7.04. Reports by Issuer. The Issuer shall:

                  (1) file with the Indenture Trustee, within 15 days after the Issuer is required to file the same with the Commission, copies of such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 of the Exchange Act;

                  (2) file with the Indenture Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such additional information, documents and reports with respect to compliance by the Issuer with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations;

                  (3) transmit by mail to all Holders, as their names and addresses appear in the Note Register, within 30 days after the filing thereof with the Indenture Trustee, such summaries of any information, documents and reports required to be filed by the Issuer pursuant to Subsection (1) and (2) of this Section as may be required by rules and regulations prescribed from time to time by the Commission; and

                  (4) furnish to the Indenture Trustee, within 120 days after the end of each fiscal year, a brief certificate from the principal executive officer, principal accounting officer or principal financial officer of the Servicer, as to his or her knowledge of the Issuer's compliance with all conditions and covenants under this Indenture (it being understood that for purposes of this paragraph (4), such compliance shall be determined without regard to any period of grace or requirement of notice provided under this Indenture).

                                  ARTICLE VIII

                             SUPPLEMENTAL INDENTURE

                  Section 8.01. Supplemental Indentures Without Consent of Holders. Without the consent of any Holders, the Issuer, when authorized by a Managers' Resolution, and the Indenture Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Indenture Trustee, for any of the following purposes:

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

                  (1) to evidence the succession of another corporation to the Issuer and the assumption by any such successor of the covenants of the Issuer herein and in the Notes; or

                  (2) to add to the covenants of the Issuer for the benefit of the Holders of the Notes or to surrender any right or power herein conferred upon the Issuer; or

                  (3)      to add any additional Events of Default; or

                  (4) to add to or change any of the provisions of this Indenture to such extent as shall be necessary to permit or facilitate the issuance of Notes in bearer form, registrable or not registrable as to principal, and with or without interest coupons, or to permit or facilitate the issuance of Notes in uncertificated form; or

                  (5) to change or eliminate any of the provisions of this Indenture, provided that any such change or elimination shall become effective only when there is no Note Outstanding of any series created prior to the execution of such supplemental indenture which is entitled to the benefit of such provision; or

                  (6) to establish the form or terms of Notes of any series as permitted by Sections 2.01 and 3.01; or

                  (7) to evidence and provide for the acceptance of appointment hereunder by a successor Indenture Trustee; or

                  (8) to cure any ambiguity, to correct or supplement any provision herein which may be inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Indenture, provided such action shall not adversely affect the interests of the Holders of Notes of any series in any material respect.

                  The Issuer and the Indenture Trustee may not enter into a supplemental indenture under this Section 8.01 (other than paragraphs (1), (6) and (7)) that could materially adversely affect the Lenders without the prior written consent of the Credit Facility Agent. Such modifications include, but are not limited to, an increase in the Outstanding Principal Amount of a series of Notes (but not an issuance of Notes in accordance with this Indenture) and any change to the provisions of Sections 5.02, 10.06 and 10.07 hereof.

                  The Paying Agent and the Credit Facility Agent shall be given prior notice of any such modification, and such modification shall be notified to the Holders as soon as practicable thereafter.

                  Any supplemental indenture entered into in connection with items (1), (2), (3), (4), (5), (7) and (8) shall be for the benefit of the Holders of Notes of all series.

                  In no event may a modification be made if such modification could cause the Issuer or ILFC Rhino I LLC to be classified as an association or a publicly traded partnership taxable as a corporation for United States federal income tax purposes.

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

                  Section 8.02. Supplemental Indentures with Consent of Holders. With the consent of the Holders of not less than a majority in Outstanding Principal Amount of Notes affected by such supplemental indenture, by Act of said Holders delivered to the Issuer and the Indenture Trustee, the Issuer, when authorized by a Managers' Resolution, and the Indenture Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders of Notes under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Note affected thereby,

                  (1) change the due date of the principal of, or any installment of principal of or interest on, any Note, or reduce the principal amount thereof or the rate of interest thereon payable upon the redemption thereof, or adversely affect any right of repayment at the option of the Holder of any Note, or impair the right to institute suit for the enforcement of any such payment on or after such due date thereof (including, in the case of redemption, on or after the Redemption Date), or

                  (2) reduce the percentage in Outstanding Principal Amount of Notes, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences) provided for in this Indenture, or

                  (3)      modify any of the provisions of this Section or
         Section 5.13, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Note affected thereby, provided, however, that this clause shall not be deemed to require the consent of any Holder with respect to changes in the references to "the Indenture Trustee" and concomitant changes in this Section, or the deletion of this proviso, in accordance with the requirements of Sections 6.11(2) and 8.01(8).

                  The Issuer may, but shall not be obligated to, fix a record date for the purpose of determining the Persons entitled to consent to any indenture supplemental hereto. If a record date is fixed, the Holders on such record date or their duly designated proxies, and only such Persons, shall be entitled to consent to such supplemental indenture, whether or not such Holders remain Holders after such record date; provided, that unless such consent shall have become effective by virtue of the requisite percentage having been obtained prior to the date which is 90 days after such record date, any such consent previously given shall automatically and without further action by any Holder be cancelled and of no further effect.

                  It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

                  The Issuer and the Indenture Trustee may not enter into a supplemental indenture under this Section 8.02 that could materially adversely affect the Lenders without the prior written consent of the Credit Facility Agent.

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

                  In no event may a modification be made if such modification could cause the Issuer or ILFC Rhino I LLC to be classified as an association or a publicly traded partnership taxable as a corporation for United States federal income tax purposes.

                  Section 8.03. Execution of Supplemental Indentures. In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Indenture Trustee shall be entitled to receive, and (subject to Section 6.01) shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Indenture Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Indenture Trustee's own rights, duties or immunities under this Indenture or otherwise.

                  Section 8.04. Effect of Supplemental Indentures. Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Notes theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

                  Section 8.05. Conformity with Trust Indenture Act. Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act as then in effect.

                  Section 8.06. Reference in Notes to Supplemental Indentures. Notes of any series authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall, if required by the Indenture Trustee, bear a notation in form approved by the Indenture Trustee as to any matter provided for in such supplemental indenture. If the Issuer shall so determine, new Notes of any series so modified as to conform, in the opinion of the Indenture Trustee and the Issuer, to any such supplemental indenture may be prepared and executed by the Issuer and authenticated and delivered by the Indenture Trustee in exchange for outstanding Notes of such series.

                                   ARTICLE IX

                                    COVENANTS

                  Section 9.01. Payment of Principal and Interest. The Issuer shall duly and punctually pay the principal of and interest on the Notes of each series in accordance with the terms of the Notes, this Indenture, the indenture supplemental hereto relating to such Notes and the Security Trust Agreement.

                  Section 9.02. Money for Notes Payments to Be Held in Trust. If the Issuer shall at any time act as its own Paying Agent with respect to any series of Notes, it will, or the Issuer will cause the Servicer to, on or before each due date of the principal of or interest on any of the Notes, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal or interest or Redemption Price so becoming due until such sums shall be

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

paid to such Persons, and will promptly notify the Indenture Trustee of its action or failure to do so.

                  Whenever the Issuer shall have one or more Paying Agents for any series of Notes, it will, prior to each due date of the principal of or interest on any Notes of that series, deposit with a Paying Agent a sum sufficient to pay the principal or interest so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal or interest, and (unless such Paying Agent is the Indenture Trustee) the Issuer will promptly notify the Indenture Trustee of its action or failure so to act.

                  The Indenture Trustee will cause each Paying Agent for any series of Notes other than the Indenture Trustee to execute and deliver to the Indenture Trustee an instrument in which such Paying Agent shall agree with the Indenture Trustee, subject to the provisions of this Section, that such Paying Agent will:

                  (1) hold all sums held by it for the payment of the principal of or interest on Notes of that series in trust for the benefit of the Holders until such sums shall be paid to such Holders or otherwise disposed of as herein provided;

                  (2) give the Indenture Trustee notice of any default by the Issuer (or any other obligor upon the Notes of that series) in the making of any payment of principal or interest on the Notes of that series;

                  (3) at any time during the continuance of any such default, upon the written request of the Indenture Trustee, forthwith pay to the Indenture Trustee all sums so held in trust by such Paying Agent; and

                  (4) comply with all requirements of the Code with respect to the withholding from any payments made by it on any Notes of any applicable withholding taxes imposed thereon and with respect to any applicable reporting requirements in connection therewith.

                  The Issuer may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by a Officer's Certificate direct any Paying Agent to pay, to the Indenture Trustee all sums held in trust by the Issuer or such Paying Agent, such sums to be held by the Indenture Trustee upon the same trusts as those upon which such sums were held by the Issuer or such Paying Agent; and, upon such payment by any Paying Agent to the Indenture Trustee, such Paying Agent shall be released from all further liability with respect to such money. Any Paying Agent shall also be entitled to the benefits and protections afforded the Indenture Trustee under Article Six.

                  Section 9.03. Maintenance of Office or Agency. The Issuer will maintain in each Place of Payment for any series of Notes (which Place of Payment shall include a location in the Borough of Manhattan, City of New York, State of New York) an office or agency where Notes of that series may be presented or surrendered for payment, where Notes of that series may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Issuer in respect of the Notes of that series and this Indenture may be served. The Issuer will give prompt Written Notice to the Indenture Trustee of the location, and any change in the

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

location, of such office or agency. If at any time the Issuer shall fail to maintain any such required office or agency or shall fail to furnish the Indenture Trustee with the address thereof, such presentations and surrenders may be made or served at the Corporate Trust Office of the Indenture Trustee, and the Issuer hereby appoints the Indenture Trustee as its agent to receive all such presentations, surrenders, notices and demands.

                  The Issuer may also from time to time designate one or more other offices or agencies where the Notes of one or more series may be presented or surrendered for any or all such purposes and may from time to time rescind such designation; provided, however, that no such designation or rescission shall in any manner relieve the Issuer of its obligations to maintain an office or agency in each Place of Payment for Notes of any series for such purposes. The Issuer will give prompt Written Notice to the Indenture Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

                  Section 9.04. Other Covenants. The Issuer shall comply with the covenants set forth in Exhibit D to the Security Trust Agreement.

                  Section 9.05. Compliance Through Agents. The Issuer will be entitled to delegate the performance of any of its covenants under this Indenture to one or more Service Providers pursuant to one or more agreements entered into in accordance with the terms of this Indenture and the Security Trust Agreement. Nothing in this paragraph is intended to, or will, relieve the Issuer from any liability or consequences arising from the failure of the Issuer or any such Service Provider to perform the Issuer's obligations under this Indenture.

                                   ARTICLE X

                            REDEMPTION OF SECURITIES

                  Section 10.01. Applicability of Article. Notes which are redeemable before their Expected Principal Repayment Date, or, if applicable, the Final Maturity Date, shall be redeemable in accordance with their terms and (except as otherwise specified as contemplated by Section 3.01 for Notes) in accordance with this Article.

                  Section 10.02. Election to Redeem; Notice to Indenture Trustee. The election of the Issuer to redeem any Notes shall be evidenced by a Managers' Resolution. For Optional Redemptions prior to the Expected Principal Repayment Date and absent an Event of Default, the Issuer will notify the Indenture Trustee of the series of Notes it intends to optionally redeem. The Issuer shall, at least five Business Days prior to the Redemption Date fixed by the Issuer (unless a shorter notice shall be satisfactory to the Indenture Trustee), notify the Indenture Trustee of such Redemption Date, of the tenor, if applicable, of the Notes to be redeemed, and of the principal amount of Notes of such series to be redeemed.

                  Section 10.03. Selection by Issuer and the Indenture Trustee of Notes to Be Redeemed. If less than all the Notes of any series are to be redeemed, the particular Notes to be redeemed shall be selected not more than 20 days prior to the Redemption Date by the Issuer in consultation with the Indenture Trustee, from the Outstanding Notes of such series subject to such redemption and not previously called for redemption, by such method as the Issuer and the

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

Indenture Trustee shall deem fair and appropriate and which may provide for the selection for redemption of portions (equal to the minimum authorized denomination for Notes of that series or any integral multiple thereof specified in Section 10.06) of the principal amount of Notes of such series of a denomination larger than the minimum authorized denomination for Notes of that series.

                  For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Notes shall relate, in the case of any Notes redeemed or to be redeemed only in part, to the portion of the principal amount of such Notes which has been or is to be redeemed.

                  Section 10.04. Deposit of Redemption Price. Prior to any Redemption Date, the Issuer shall deposit in the Cash Collateral Account, an amount of money sufficient to pay the Redemption Price of all the Notes which are to be redeemed on that date. Pursuant to the Security Trust Agreement, the Security Trustee is obligated to transfer to the Indenture Trustee for the benefit of the Holders, an amount equal to the Redemption Price on or prior to the Redemption Date.

                  Section 10.05. Notes Payable on Redemption Date. Notice of redemption having been given to the Holders pursuant to Section 10.08, the Notes or portion thereof so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified, and from and after such date (unless the Issuer shall default in the payment of the Redemption Price) such Notes shall cease to bear interest. Upon surrender of any such Note for redemption in accordance with said notice, such Note shall be paid by the Issuer at the Redemption Price, together with accrued interest (and Break Amount, if any) to the Redemption Date.

                  If any Note called for redemption shall not be so paid upon surrender thereof for redemption, the principal shall, until paid, bear interest from the Redemption Date at the rate prescribed therefor in the Note.

                  Section 10.06. Optional Redemption. (a) The Issuer may optionally redeem (an "Optional Redemption") any series of Notes in whole or in part upon five Business Days prior notice to the Indenture Trustee, without premium or penalty, but with accrued but unpaid interest (and Break Amounts, if any) as of the Redemption Date (the "Redemption Price"), provided that any redemption of a series in part must be in minimum amounts of $10,000,000 and increments of $1,000,000 in excess thereof. Prior to the Expected Principal Repayment Date and other than during the occurrence and continuation of an Event of Default, the Issuer may select the series of Notes to be redeemed; however no Notes may be optionally redeemed so long as there are any Loans outstanding unless the Issuer obtains the prior written consent of the Credit Facility Agent. Optional Redemptions and prepayments of Notes and Loans on or after the Expected Principal Repayment Date or during the continuation of an Event of Default (if any Notes are outstanding) or a Credit Facility Event of Default (if any Loans are outstanding) will be made on a pro rata and pari passu basis. Any amounts paid during the Amortization Period (including the Redemption Price paid upon an Optional Redemption of any series of Notes) shall be applied to scheduled principal payments in inverse order of maturity for such Notes.

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                  (b)      The Issuer may also optionally redeem Notes as
described under Section 3.03(c)(ii) of the Security Trust Agreement.

                  Section 10.07. Mandatory Redemption. Under certain circumstances described under Sections 3.03(c)(iii), 3.04(a)(iii), 3.04(b)(ii), 3.04(b)(iv), 3.04(b)(v) and 3.07(c) of the Security Trust Agreement, the Issuer will be required to redeem the Notes (or a portion thereof) and follow other procedures specified therein. Subject to Section 3.03(c)(iii) of the Security Trust Agreement, mandatory redemptions or prepayments of the Notes and Loans during the Amortization Period or during the continuation of an Event of Default shall be applied to scheduled principal payments in inverse order on a pro rata and pari passu basis.

                  Section 10.08. Method of Redemption. (a) In respect of any Redemption of any Notes at least five days before the applicable Redemption Date, the Indenture Trustee will give Written Notice of such redemption (a "Notice of Redemption") to each Holder of the Notes to be redeemed in accordance with the notice provisions herein and to the Credit Facility Agent. Each Notice of Redemption will state

                  (i)      the applicable Redemption Date;

                  (ii) the Indenture Trustee's arrangements for making payments;

                  (iii)    the Redemption Price of the Notes to be redeemed;

                  (iv) the title of the Notes and the Interest and Issue Date thereof;

                  (v) the CUSIP, CINS and ISIN numbers (if any) of the Notes to be redeemed; and

                  (vi) that interest on the Notes called for redemption will cease to accrue on and after the Redemption Date.

Once a Notice of Redemption is given, the Notes to which such Notice of Redemption applies will become due and payable on the Redemption Date stated in such Notice of Redemption at the Redemption Price. Notes which are redeemed may not be reissued or resold.

                  (b) Any Note which is to be redeemed only in part shall be surrendered (with, if the Issuer or the Indenture Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Issuer and the Indenture Trustee duly executed by, the Holder thereof or his or her attorney duly authorized in writing), and the Issuer shall execute, and the Indenture Trustee shall authenticate and make available for delivery to the Holder of such Note without service charge, a new Note or Notes of the same series and of like tenor, of any authorized denomination as requested by such Holder, in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Note so surrendered. If a Global Note is so surrendered, such new Note so issued shall be a new Global Note.

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                                   ARTICLE XI

                       DEFEASANCE AND COVENANT DEFEASANCE

                  Section 11.01. Applicability of Article; Issuer's Option to Effect Defeasance or Covenant Defeasance. Unless otherwise provided pursuant to
Section 3.01, this Article Eleven shall be applicable to the Notes of any series, and the Issuer may at its option by Managers' Resolution, at any time, with respect to the Notes of such series, elect to have either Section 11.02 (if applicable) or Section 11.03 (if applicable) be applied to the Outstanding Notes of such series upon compliance with the conditions set forth below in this Article Eleven.

                  Section 11.02. Defeasance and Discharge. Upon the Issuer's exercise of the above option applicable to this Section, the Issuer shall be deemed to have been discharged from its obligations with respect to the Outstanding Notes of such series on and after the date the conditions precedent set forth below are satisfied but subject to satisfaction of the conditions subsequent set forth below (hereinafter, "defeasance"). For this purpose, such defeasance means that the Issuer shall be deemed to have paid and discharged the entire indebtedness represented by the Outstanding Notes of such series and to have satisfied all its other obligations under such Notes and this Indenture insofar as such Notes are concerned (and the Indenture Trustee, at the expense of the Issuer, shall execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (A) the rights of Holders of Outstanding Notes of such series to receive, solely from the trust fund described in Section 11.04 and as more fully set forth in such Section, payments of the principal of and interest on such Notes when such payments are due, (B) the Issuer's obligations with respect to such Notes under Sections 3.04, 3.05, 3.06, 9.02 and 9.03 and such obligations as shall be ancillary thereto, (C) the rights, powers, trusts, duties, immunities and other provisions in respect of the Indenture Trustee hereunder and (D) this Article Eleven. Subject to compliance with this Article Eleven, the Issuer may exercise its option under this Section 11.02 notwithstanding the prior exercise of its option under Section 11.03 with respect to the Notes of such series. Following a defeasance, payment of the Notes of such series may not be accelerated because of an Event of Default.

                  Section 11.03. Covenant Defeasance. Upon the Issuer's exercise of the above option applicable to this Section, the Issuer shall be released from its obligations under Section 9.04 (and any other Sections applicable to such Notes that are determined pursuant to Section 3.01 to be subject to this provision) and the occurrence of an event of default specified in Section 5.01(3) (insofar as it is with respect to Section 9.04 or any other Section applicable to such Notes that are determined pursuant to Section 3.01 to be subject to this provision) shall be deemed not to be an Event of Default with respect to the Outstanding Notes of such series on and after the date the conditions precedent set forth below are satisfied but subject to satisfaction of the conditions subsequent set forth below (hereinafter, "covenant defeasance"). For this purpose, such covenant defeasance means that, with respect to the Outstanding Notes of such series, the Issuer may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such Section, whether directly or indirectly by reason of any reference elsewhere herein to any such Section or by reason of any reference in any such Section to any other provision herein or in any other document, but the remainder of this Indenture and such Notes shall be unaffected thereby.

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                  Section 11.04. Conditions to Defeasance or Covenant
Defeasance. The following shall be the conditions precedent or, as specifically noted below, subsequent to application of either Section 11.02 or Section 11.03 to the Outstanding Notes of such series:

                  (1) the Issuer shall irrevocably have deposited or caused to be deposited with the Indenture Trustee (or another trustee satisfying the requirements of Section 6.09 who shall agree to comply with the provisions of this Article Eleven applicable to it) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Notes, (A) money in an amount, or (B) U.S. Government Obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, money in an amount, or (C) a combination thereof, sufficient, without reinvestment, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Indenture Trustee, to pay and discharge, and which shall be applied by the Indenture Trustee (or other qualifying trustee) to pay and discharge, (i) the principal of and interest on the Outstanding Notes of such series to maturity or redemption, as the case may be, and (ii) any mandatory sinking fund payments or analogous payments applicable to the Outstanding Notes of such series on the due dates thereof. Before such a deposit the Issuer may make arrangements satisfactory to the Indenture Trustee for the redemption of Notes at a future date or dates in accordance with Article Eleven, which shall be given effect in applying the foregoing. For this purpose, "U.S. Government Obligations" means securities that are (x) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (y) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act) as custodian with respect to any such U.S. Government Obligation or a specific payment of principal of or interest on any such U.S. Government obligation held by such custodian for the account of the holder of such depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of principal of or interest on the U.S. Government Obligation evidenced by such depository receipt.

                  (2) No Event of Default or event which with notice or lapse of time or both would become an Event of Default with respect to the Notes of such series shall have occurred and be continuing (A) on the date of such deposit or (B) insofar as subsections 5.01(4) and (5) are concerned, at any time during the period ending on the 123rd day after the date of such deposit or, if longer, ending on the day following the expiration of the longest preference period applicable to the Issuer in respect of such deposit (it being understood that the condition in this clause (B) is a condition subsequent and shall not be deemed satisfied until the expiration of such period).

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                  (3)      Such defeasance or covenant defeasance shall not (A)
         cause the Indenture Trustee for the Notes of such series to have a conflicting interest as defined in Section 6.08 or for purposes of the Trust Indenture Act with respect to any securities of the Issuer or (B) result in the trust arising from such deposit to constitute, unless it is qualified as, a regulated investment company under the Investment Issuer Act of 1940, as amended.

                  (4) Such defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under, this Indenture or any other material agreement or instrument to which the Issuer is a party or by which it is bound.

                  (5) In the case of an election under Section 11.02, the Issuer shall have delivered to the Indenture Trustee an Opinion of Counsel stating that (x) the Issuer has received from, or there has been published by, the Internal Revenue Service a ruling, or (y) since the date of this Indenture there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the Holders of the Outstanding Notes of such series will not recognize income, gain or loss for Federal income tax purposes as a result of such defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred.

                  (6) In the case of an election under Section 11.03, the Issuer shall have delivered to the Indenture Trustee an Opinion of Counsel to the effect that the Holders of the Outstanding Notes of such series will not recognize income, gain or loss for Federal income tax purposes as a result of such covenant defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred.

                  (7) Such defeasance or covenant defeasance shall be effected in compliance with any additional terms, conditions or limitations which may be imposed on the Issuer in connection therewith pursuant to Section 3.01.

                  (8) The Issuer shall have delivered to the Indenture Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for relating to either the defeasance under Section 11.02 or the covenant defeasance under
         Section 11.03 (as the case may be) have been complied with.

                  (9) Such defeasance shall take place before the Expected Principal Repayment Date or shall be for all Notes.

                  (10) No Loans shall be outstanding, unless the Issuer obtains the prior written consent of the Credit Facility Agent.

                  Section 11.05. Deposited Money and U.S. Government Obligations to Be Held in Trust; Other Miscellaneous Provisions. Subject to the provisions of the last paragraph of Section 9.02, all money and U.S. Government Obligations (including the proceeds thereof) deposited with the Security Trustee, which in turn will distribute it to the Indenture Trustee for the benefit of the Holders (or other qualifying trustee--collectively, for purposes of this Section 11.05, the "Indenture Trustee") pursuant to Section 11.04 in respect of the Outstanding Notes of such series

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shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment to the Holders of such Notes, of all sums due and to become due thereon in respect of principal and interest, but such money need not be segregated from other funds except to the extent required by law.

                  The Issuer shall pay and indemnify the Indenture Trustee against any tax, fee or other charge imposed on or assessed against the money or U.S. Government Obligations deposited pursuant to Section 11.04 or the principal and interest received in respect thereof.

                  Anything herein to the contrary notwithstanding, the Indenture Trustee shall deliver or pay to the Issuer, upon instruction from the Security Trustee, from time to time upon the written request of the Issuer through an Officer's Certificate any money or U.S. Government Obligations held by it as provided in Section 11.04 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Indenture Trustee, are in excess of the amount thereof which would then be required to be deposited to effect an equivalent defeasance or covenant defeasance.

                  Anything herein to the contrary notwithstanding, if and to the extent the deposited money or U.S. Government Obligations (or the proceeds thereof) either (i) cannot be applied by the Indenture Trustee in accordance with this Section because of a court order or (ii) are for any reason insufficient in amount, then the Issuer's obligations to pay principal of and interest on the Notes of such series shall be reinstated to the extent necessary to cover the deficiency on any due date for payment. In any case specified in clause (i), the Issuer's interest in the deposited money and U.S. Government Obligations (and proceeds thereof) shall be reinstated to the extent the Issuer's payment obligations are reinstated.

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                  IN WITNESS WHEREOF, the parties hereto have caused this
Indenture to be duly executed, all as of the day and year first above written.

                                             ILFC RHINO II LLC

                                             By: /s/ Alan H. Lund
                                                 -------------------------------
                                                 Name: Alan H. Lund
                                                 Title: Chief Financial Officer

                                             By: /s/ Pam Hendry
                                                 -------------------------------
                                                 Name: Pam Hendry
                                                 Title: Treasurer

                                             DEUTSCHE BANK TRUST COMPANY
                                             AMERICAS, as Indenture Trustee

                                             By: /s/ Susan Barstock
                                                 -------------------------------
                                                 Name: Susan Barstock
                                                 Title: Vice President

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